Exhibit 10.36

SUBLEASE

BETWEEN

AVAYA INC.
SUBLANDLORD

and

TELENAV, INC.
SUBTENANT

4655 Great America Parkway, Santa Clara, CA

Dated: November 11, 2015

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The mailing, delivery or negotiation of this Sublease shall not be deemed an offer to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Sublease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the Subleased Premises, unless and until both parties have executed and delivered this Sublease and the Prime Landlord has consented in writing to this Sublease. Until such execution and delivery of, and consent to this Sublease by Prime Landlord, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * *

SUBLEASE

This Sublease is entered into as of this 11th day of November 2015, by and between AVAYA INC., a Delaware corporation (hereinafter “Sublandlord”), and TELENAV, INC., a Delaware corporation (hereinafter “Subtenant”).

INTRODUCTORY STATEMENTS

A.By Lease dated August 25, 2011 (the “Lease”), The Prudential Insurance Company of America, a New Jersey corporation (the “Prime Landlord”) leased to Sublandlord certain premises containing approximately 257,155 square feet (the “Premises”) in the building located at 4655 Great America Parkway, Santa Clara, California (the “Building”). A copy of the Lease and amendments thereto is attached hereto as Exhibit A (as amended, the “Prime Lease”). The Building is part of a larger office project (the “Project”) as more particularly described in the Prime Lease which includes the Adjacent Building and the Amenities Facility as such terms are defined in the Lease.

B.	Subtenant has agreed to sublet from Sublandlord certain portions of the Premises.

C.The parties desire to enter into this Sublease defining their respective rights, duties and liabilities relating to the Subleased Premises (defined below).

WITNESSETH

NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each with intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

1.	SUBLEASE

Sublandlord, for and in consideration of the Subtenant's payment of the rent and performance of the covenants contained in this Sublease, does hereby demise and lease to Subtenant the following portions of the Premises: the entire (3rd) floor of the Building as shown on the floor plan attached hereto as Exhibit B (the “Subleased Premises”), containing approximately 54,635 rentable square feet.

To the best of Sublandlord’s knowledge, all measurements of the Sublease Premises have been made in accordance with the American National Standard Institute of Building Owners and Managers Association International (BOMA) Z65.1.1996 for multi-tenant buildings and shall not be subject to re-measure by Sublandlord or modification for the duration of the Sublease Term (as herein defined) or any extension(s) thereof.

2.	PARKING AND ACCESS CARDS

Subtenant and its employees and visitors shall be permitted to use 180 parking spaces in the parking areas on a non-exclusive basis in common with other Building tenants on the parking lot without charge. Subtenant shall have the right to obtain the allotment of access cards to the Building allocable to the Subleased Premises in accordance with Section 3 of Exhibit D. Subtenant shall be responsible for any cost that Prime Landlord may impose in connection with issuing access cards. Upon written request by Subtenant, Sublandlord shall allow Subtenant to use additional parking spaces from Sublandlord’s allocated parking under the Prime Lease but only to the extent that Sublandlord is not using such parking spaces (the “Additional Parking Spaces”); provided, however, that Sublandlord shall have the right to terminate Subtenant’s use of the Additional Parking Spaces at any time upon written notice to Subtenant.

3.	PRIME LEASE

A true and complete copy of the Prime Lease (with certain financial provisions deleted for reasons of confidentiality) is attached hereto as Exhibit A. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Prime Lease as said terms and conditions affect the Subleased Premises, and all of the terms and conditions of the Prime Lease, except as otherwise set forth herein, are hereby incorporated into this Sublease and shall be binding upon Subtenant with respect to the Subleased Premises to the same extent as if Subtenant were named as tenant and Sublandlord as landlord under the Prime Lease. This Sublease is also subject and subordinate to any amendments and supplements to the Prime Lease hereafter entered into between Prime Landlord and Sublandlord, provided that any such amendment or supplement to the Prime Lease which would materially and adversely affect the use or occupancy by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the financial obligations of Subtenant, or decrease Subtenant’s rights under this Sublease, shall not be deemed incorporated herein and shall not be binding on Tenant or impact its rights hereunder without the express prior written consent of Subtenant. For purposes of this Sublease, references in the Prime Lease to the “Term” shall mean the Term of this Sublease and references to the “Premises” in the Prime Lease shall mean the Subleased Premises. Except as otherwise provided herein, when any fraction, factor or formula, which is based on the number of square feet leased, is expressed in the Prime Lease, it will be adjusted by substituting the number of square feet of the Subleased Premises for the number of square feet of the Premises leased in the Prime Lease. Each party agrees that it shall not do or omit to do anything which would result in a default under the Prime Lease, and each party agrees to indemnify and hold the other harmless from and against all claims, demands or liabilities resulting from such party's breach, violation or nonperformance of any of its obligations under the Prime Lease, as incorporated herein. With the exceptions set forth herein, Subtenant shall be entitled to all of the rights and privileges of the Sublandlord as tenant under the terms of the Prime Lease with respect to the Subleased Premises.

Notwithstanding anything to the contrary in this Sublease, none of the provisions of the Prime Lease dealing with the following matters shall be applicable to Subtenant or be incorporated into this Sublease: (i) tenant improvements allowances, (ii) extensions of the term of the Prime Lease, (iii) rights of first refusals or options (iv) parking allocations (but Subtenant shall benefit from the allocations and associated rights set forth in this Sublease), and (v) any other matters that, in context, should not apply to the terms of this Sublease. Specifically, but without limiting the generality of the foregoing, the following provisions of the Prime Lease shall not be incorporated into this Sublease:    Sections 9.3, 29.1(but such section shall be incorporated as it relates to the liability of Prime Landlord), 32.4, 51, 54, 55, 56, and 57.

Sublandlord represents and warrants to Subtenant that, as of the date hereof, to the actual knowledge of Sublandlord, (i) the Prime Lease is in full force and effect, (ii) Sublandlord has neither given nor received a notice of a present default under the Prime Lease, and (iii) Sublandlord is not aware of any present default under the Prime Lease.

4.	DEFINITIONS

All terms not expressly defined in this Sublease shall have the meanings given to them in the Prime Lease.

5.	PRIME LANDLORD

Sublandlord shall use reasonable efforts to enforce the provisions of the Prime Lease with regard to Prime Landlord’s obligations to provide services and utilities to the Subleased Premises and common areas of the Building to the extent required of the Prime Landlord under the Prime Lease. Sublandlord shall not be liable to Subtenant for the failure of Prime Landlord to keep and perform, according to the terms of the Prime Lease, Prime Landlord’s duties, covenants, agreements, obligations, restrictions and provisions, or for any delay or interruption in Prime Landlord’s keeping and performing the same.

Sublandlord shall perform or cause to be performed in a timely and proper fashion all of its obligations as Tenant under the Prime Lease, except for obligations which have been delegated to Subtenant hereunder.

6.	TERM; END OF TERM

(b)Provided that Sublandlord has obtained the written consent of the Prime Landlord to this Sublease, the term of this Sublease (the “Term”) shall be approximately 5 years and one month, commencing on the earlier of (i) the date Subtenant occupies the Subleased Premises to conduct business and (ii) April 1, 2016 (“Commencement Date”) and ending on April 30, 2021 (“Termination Date”), unless otherwise terminated in accordance with the terms hereof. Upon Sublandlord’s receipt of: (i) the fully executed copy of this Sublease; (ii) Subtenant’s base rent, and additional rent pursuant to paragraph 7(a) and 7(b) of this Sublease; (iii) Subtenant’s security deposit pursuant to paragraph 10 herein; (iv) Prime Landlord’s consent to this Sublease; and (v) evidence that Subtenant’s insurance required under this Sublease is in place, Subtenant shall have the right to enter the Subleased Premises prior to anticipated Commencement Date to prepare its plans and specifications for Subtenant Improvements (defined in paragraph 38 herein), construct the Subtenant Improvements, and install its equipment and trade fixtures as needed to commence its business operations. Tenant shall not occupy the Subleased Premises for the conduct of business prior to the Commencement Date. The Term is subject to the term of the Prime Lease. In the event that the term of the Prime Lease expires or is terminated at any time, the Term of this Sublease shall terminate one (1) day prior to the termination or expiration of the term of the Prime Lease. If requested by either party, the parties agree to execute a Commencement Date Memorandum in accordance herewith. Prime Landlord has the right to review and consent to, or not consent to, this Sublease in accordance with Section 18.2 of the Prime Lease and Landlord also has recapture rights under Section 18.6 of the Prime Lease. Subtenant shall have the right to terminate this Sublease if Prime Landlord has not consented to this Sublease on or before December 30, 2015.

(c)Upon the expiration or other termination of the term of this Sublease, Subtenant shall peaceably quit and surrender to Sublandlord the Subleased Premises and all alterations and additions thereto, broom clean, in good order, repair and condition excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Sublease. At the expiration or sooner termination of the Sublease, Subtenant shall not be required to restore the Subleased Premises to its condition prior to Subtenant’s construction and installation of the Subtenant Improvements. Subtenant shall remove all of its property and, to the extent specified by Sublandlord or Prime Landlord, all alterations, additions, and partitions made by Subtenant after the completion of the Subtenant Improvements (unless Sublandlord or Prime Landlord has agreed to allow said items to remain on the Subleased Premises) wholly within the Subleased Premises, and shall repair any damage to the Subleased Premises or the Building caused by their installation or by such removal. Within 10 days prior to the expiration or other termination of the term of this Sublease, Sublandlord or its agents shall have the right, but not the obligation, to conduct a walk-thru of the Subleased Premises to determine the condition of the Subleased Premises and to prepare a punch-list for Subtenant of the items Subtenant is required to repair and restore pursuant to this Subparagraph 6(b). Subtenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Sublease. Subtenant will remove any personal property from the Building and the Subleased Premises upon or prior to the expiration or termination of this Sublease and any such property which shall remain in the Building or the Subleased Premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Sublandlord as its property or sold or otherwise disposed of in such manner as Sublandlord may see fit. If any part thereof shall be sold, that Sublandlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Rent, additional or other charges payable hereunder by Subtenant to Sublandlord and any damages to which Sublandlord may be entitled pursuant to this Sublease.

7.	RENT

(a)Commencing on the Commencement Date, basic rent under this Sublease shall be as follows:

Rent Period April 1, 2016 – March 31, 2017	Per Annum $1,278,459.00	Monthly Payment $106,538.25
April 1, 2017 – March 31, 2018	$1,316,812.77	$109,734.40
April 1, 2018 – March 31, 2019	$1,356,317.15	$113,026.43
April 1, 2019 – March 31, 2020	$1,397,006.67	$116,417.22
April 1, 2020 – March 31, 2021	$1,438,916.87	$119,909.74
April 1, 2021 – April 30, 2021	N/A	$123,507.03

Provided that Subtenant is not otherwise in default under this Sublease beyond any applicable cure period, Sublandlord hereby agrees to abate the basic rent for the first 4 months of the Term beginning on the Commencement Date and ending on the date that is 4 months following the Commencement Date. In addition, provided that Subtenant is not otherwise in default under this Sublease beyond any applicable cure period, monthly basic rent payments for the following months will also be abated: April 2017, April 2018, April 2019 and April 2020. For the avoidance of doubt, only payments of basic rent and not payments of additional rent or other amounts payable by Subtenant under this Sublease may be abated in accordance with the foregoing sentence.

Rent shall be payable in lawful money of the United States of America in advance on the first day of each calendar month, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Sublease if the Term commences on a date other than the first day of the month or ends on other than the last day of a month.

Within two (2) business days after the execution of this Sublease and receipt of Prime Landlord’s written consent to this Sublease, Subtenant shall send a payment in the amount of $106,538.25 as the basic rent due under the Sublease for month five of the Term.

(b)In addition to the basic rent set forth in subparagraph 7(a) above, Subtenant shall pay Sublandlord (as and when due under the terms of the Prime Lease), as additional rent, Subtenant’s proportionate share of Tenant’s Share of Operating Expenses pursuant to Section 5.2 of the Prime Lease and Subtenant’s proportionate share of Tenant’s Tax Share pursuant to Section 5.6 of the Prime Lease. Subtenant’s proportionate share of Tenant’s Share of Operating Expenses and Tenant’s Tax Share shall be 21.25%. Accordingly, for each year, Subtenant shall be responsible for paying to Sublandlord an amount equal to 21.25% of Tenant’s Share of Operating Expenses and Tenant’s Tax Share payable under Sections 5.2 and 5.6 of the Prime Lease. The estimated annual amount of Tenant’s Share of Operating Expenses and Tenant’s Tax Share for 2015 is $3,418,987, resulting in a monthly payment by Sublandlord of $284,916. Accordingly, by way of illustration, the monthly amount of Subtenant’s portion of Tenant’s Share of Operating Expenses and Tenant’s Tax Share for 2015 would be $60,544.56. Sublandlord will promptly notify Subtenant when the estimated Operating Expenses for 2016 become available. Operating Expenses paid by Subtenant will be reconciled annually in the same manner as set forth in Article 5 of the Prime Lease.

Within two (2) business days after the execution of this Sublease and receipt of Prime Landlord’s written consent to this Sublease, Subtenant shall send a payment in the amount of $60,544.65 as the estimated additional rent due under the Sublease for the first month of the Term.

(c)The terms “basic rent” and “additional rent” are sometimes referred to herein as “Rent” or “rent” and shall include all sums due from Subtenant to Sublandlord under the terms of this Sublease. Subtenant shall pay all basic rent and additional rent when due and, in the case of basic rent, without notice of any kind, and without any abatement, deduction or set-off for any reason whatsoever, except as may be explicitly provided in this Sublease. All Rent shall be payable at the office of the Sublandlord at the following address:
Regular Mail:

Cushman Wakefield
P.O. Box 28891
New York, New York Attn: Lease Adminstration

Overnight Mail to:

JPMorgan Chase – Lockbox Processing Attn: Cushman Wakefield 28891
4 Change Metrotech Center 7th Floor East
Brooklyn, New York 11245

or at such other address as directed by written notice from Sublandlord to Subtenant.

(d)Timely payment is of the essence of this Sublease and Subtenant may not delay or refuse any payment of Rent for any reason. In the event the payment of any installment of Rent due hereunder is not paid to Sublandlord within five (5) calendar days after it is due, then Subtenant may impose late fees and charge interest on such late amounts in accordance with Article 4 of the Prime Lease.

8.	USE OF SUBLEASED PREMISES

(a)The Subleased Premises shall only be used as permitted under the Prime Lease, and Subtenant shall not, without the Sublandlord's prior written consent, use, suffer or permit the use of all or any portion thereof for any other purpose. The Subtenant shall use the Subleased Premises and all parking areas, sidewalks, hallways or other similar facilities or areas of the Building or the land on which the Building is located (“Building Parcel”) available for use by the Subtenant in common with other occupants of the Building (collectively, “Common Areas”) only as permitted by the terms of the Prime Lease and in a careful, lawful, safe and proper manner and in accordance with all requirements of any governmental or quasi- governmental body and, in addition, shall comply with such reasonable rules and regulations as the Prime Landlord may from time to time impose, as may be permitted under the Prime Lease, upon written notice to Subtenant. Subtenant and its employees and guests shall be entitled to use the Amenities Facility, including without limitation the cafeteria, fitness center and the auditorium/meeting rooms on the same basis as Sublandlord, subject to the terms of the Lease. The Subtenant shall not use the Subleased Premises or any of the Common Areas for any use or activity which is hazardous or which would constitute a nuisance or which: (i) would violate any covenant, agreement, term, provision or condition of the Prime Lease or this Sublease, (ii) is in contravention of the certificate of occupancy for the Subleased Premises or the Building, (iii) would violate any requirement of any governmental or quasi-governmental body or (iv) may in any way impair or interfere with any of the Building services or the proper and economic heating, air conditioning, cleaning or other servicing of the Subleased Premises or the Building, the Common Areas or the Building Parcel or any portion thereof or impair or interfere with the use of any of the Common Areas by, or occasion discomfort, inconvenience or annoyance to, other occupants of the Building or their employees, guests or invitees (including, without limitation, the Sublandlord) or impair the appearance of the Building.

(b)If any governmental license or permit shall be required for the proper and lawful conduct of any business or other activity carried on in the Subleased Premises (including but not limited to a Certificate of Occupancy), the Subtenant shall, at the Subtenant's sole expense, procure and thereafter maintain such license or permit, shall promptly submit a copy thereof to the Sublandlord, and shall comply with the terms and conditions thereof.

(c)As between Sublandlord and Subtenant, Subtenant shall be solely responsible for the performance of those items of maintenance and repair of the Subleased Premises specified as being the responsibility of the Sublandlord as tenant under the Prime Lease. In this regard, the Subtenant shall, to the same extent as required by Sublandlord as tenant under the Prime Lease:

(i)Promptly comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board or fire underwriters, or similar groups, applicable to the use and occupancy of the Subleased Premises after the Commencement Date.

(ii)Maintain the Subleased Premises and all equipment and fixtures in it in good repair and appearance, ordinary wear and tear excepted.

(iii)Make all necessary repairs to the Subleased Premises and all equipment and fixtures in it, except structural repairs and repairs due to non-compliance of the Subleased Premises with laws, orders, rules and requirements of governmental authorities, insurance carriers, board or fire underwriters, or similar groups, applicable to the Subleased Premises and said non-compliance pre-dates the Commencement Date.

(iv)Maintain the Subleased Premises in a neat, clean, safe, and sanitary condition, free of all garbage.

(v)Use all electric, plumbing and other facilities in the Subleased Premises safely.

(vi)Use no more electricity than the wiring or feeders to the Subleased Premises can safely carry.

(vii)	Promptly replace all broken glass in the Subleased Premises.

(viii)Do nothing to destroy, deface, damage, or remove any part of the Subleased Premises.
(ix)Keep nothing in the Subleased Premises which is flammable, dangerous or explosive or which might increase the danger of fire or other casualty.

(x)Do nothing to destroy the peace and quiet of the Sublandlord, other tenants, or persons in the neighborhood.

(xi)	Avoid littering in the Building or on its grounds.

The Subtenant shall pay any and all expense involved in complying with the above.

(d)Except to the extent resulting from the negligence or willful misconduct of Sublandlord, its employees, agents or contractors during the Term hereof, the Subtenant shall indemnify and hold the Sublandlord harmless from and against any fine, penalty, cost, expense (including, without limitation, reasonable attorneys' fees) or other damage or loss suffered by the Sublandlord as a result of the Subtenant's failure to perform its obligations under the Prime Lease or this Sublease, including without limitation this Paragraph 8. To the extent Subtenant has failed to perform any of its obligations under this Paragraph 8, then such obligations shall survive termination of this Sublease and surrender of the Subleased Premises to the Sublandlord.

9.	DEFAULT OF SUBTENANT AND SUBLANDLORD’S REMEDIES

Any of the following events shall be a default of the Subtenant: (a) the Subtenant’s failure to pay on the due date the Rent or Additional Rent or any other payment required to be paid by the Subtenant under this Sublease which failure continues uncured for 5 business days after notice thereof is given to Subtenant; (b) the Subtenant’s default in the performance of any of the other terms, covenants or conditions to be observed or performed by the Subtenant under this Sublease (including the terms, covenants and conditions of the Prime Lease), unless the Subtenant shall cure such default within 20 days after receipt by the Subtenant of notice from the Sublandlord specifying the nature of the default or, if the breach is of such a nature that it cannot with due diligence be cured within 20 days, Subtenant shall have failed to commence curing such breach within such 20 day period and to proceed with due diligence and in good faith to complete the curing thereof within 50 days; (c) insolvency or bankruptcy of the Subtenant; (d) the transfer, sale or attempted sale by or under execution or other legal process of the Subtenant’s leasehold interest hereunder and/or substantially all of the Subtenant’s other assets other than the sale of all or substantially all of the Subtenant’s assets to any of the Subtenant’s affiliates; (e) the initiation of legal proceedings to effect, or resulting in, the seizure, sequestering or impounding of any of the Subtenant’s goods or chattels used in, or incident to, the operation of the Subleased Premises by the Subtenant, if the same are not dismissed within 45 days; (f) any attempt by the Subtenant to remove such goods or chattels, other than in the ordinary course of business, (g) an assignment or subletting or attempted assignment or subletting by the Subtenant in violation of Paragraph 16 of this Sublease or (h) any other action or omission that would constitute and Event of Default under the Prime Lease.

Upon any default of the Subtenant as set forth in this Paragraph, the Sublandlord, at the Sublandlord’s sole option, may elect and enforce any one or more of the remedies described in subparagraphs (a) through (f) below; provided, however, that the Sublandlord may, at the Sublandlord’s sole option, elect and enforce multiple remedies from among those remedies to the extent such remedies are not legally mutually exclusive and to the extent that the Sublandlord, in the Sublandlord’s reasonable judgment, deems the enforcement of such multiple remedies to be necessary or appropriate to indemnify and make the Sublandlord whole from any loss or damage as a result of the default or defaults of the Subtenant which remain uncured after any applicable cure period.

(a)    Termination and the Subtenant’s Liabilities. The Sublandlord shall have the right to terminate this Sublease upon notice of such termination given by the Sublandlord to the Subtenant in accordance with the notice provisions of this Sublease, whereupon the Subtenant’s right to possession, use and enjoyment of the Subleased Premises shall cease, and the Subtenant shall immediately quit and surrender the Subleased Premises to the Sublandlord, but the Subtenant shall remain liable to the Sublandlord as provided in Section 22.2 (b) of the Prime Lease as incorporated herein. Upon termination of this Sublease following such notice, the Sublandlord may at any time thereafter re-enter and resume possession of the Subleased Premises and remove the Subtenant and/or other occupants and the goods and chattels thereof. In any case where the Sublandlord has recovered possession of the Subleased Premises by reason of the Subtenant’s default, the Sublandlord may, at the Sublandlord’s option, reenter the Subleased Premises and cause the Subleased Premises to be redecorated, altered, divided, consolidated with other adjoining Subleased Premises, or otherwise changed or prepared for reletting, and may relet the Subleased Premises or any part thereof for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Sublease, at the Sublandlord’s sole option, and the Sublandlord shall receive the rent therefor. Rent and other payments so received shall, up to an amount equivalent to the rent and other payments required of the Subtenant hereunder, be applied as follows: (i) first to the payment of such expenses as the Sublandlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining Subleased Premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney’s fees;
(ii)next to the payment of damages in amounts equal to the Rent, Additional Rent and any other payments required of the Subtenant hereunder (whether or not specifically designated as Rent or Additional Rent) and to the costs and expenses of performance of the other covenants of the Subtenant as herein provided. In the event any reletting is at a rental amount greater than that amount reserved herein at the time of Subtenant’s default, the Subtenant shall not be entitled to receive, by way of direct payment or credit against the Subtenant’s obligations, any surplus accruing as a result of any such reletting. In attempting to relet the Subleased Premises as aforesaid, the Sublandlord may grant rent and other concessions. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. In no event shall occupancy by the Sublandlord be construed as a release of the Subtenant’s liability hereunder.

(b)    Continuation of Lease. The Sublandlord, at its option, shall have the right upon the Subtenant’s default to continue this Sublease in full force and effect and to recover Rent, Additional Rent and other payments required of the Subtenant by this Sublease for the full balance of the Term as provided in Section 22.2(a) of the Prime Lease as incorporated hereby.

(c)    Waiver of Jury Trial and Right of Redemption. The Subtenant hereby waives its right to a jury trial and waives all right of redemption to which the Subtenant or any person under the Subtenant or any successor in interest to the Subtenant might be entitled by any law now or hereafter in force.

(d)    Right to Distraint. The Sublandlord may distrain against any personal property of the Subtenant in or on the Subleased Premises at the time of such default. The Subtenant hereby specifically and expressly waives any and all right to notice or hearing prior to the Sublandlord’s exercise of such distraint remedy.
(e)    Recapture of Unamortized Costs. In the event that Subtenant’s right of possession of the Subleased Premises is terminated prior to the end of the Term by reason of any default of Subtenant, then immediately upon such termination, an amount equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of 10% per annum) of the sum of (i) the cost of Sublandlord’s work to prepare the Subleased Premises for occupancy by Subtenant, if any, (ii) the value of any basic rent abated under Paragraph 7(a),
(iii)the amount of the Allowance paid under Paragraph 38, (iv) the amount of all commissions paid by Sublandlord in order to procur this Sublease.

(f)    Other Remedies. The remedies provided to the Sublandlord under this Sublease are cumulative and are in addition to any remedies allowed under the Prime Lease, by law or in equity.

10.	SECURITY DEPOSIT

(a)Within two (2) business days after the execution of this Sublease and receipt of Prime Landlord’s written consent to this Sublease, Subtenant shall deposit with Sublandlord the sum of $119,909.74 (“Security Deposit”) as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant. If Subtenant defaults with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of the Security Deposit to remedy such default. If any portion of said deposit is so used or applied, Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep this Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit.

(b)Provided that Subtenant is not in default at the expiration or other termination of this Sublease, the Security Deposit, or any balance thereof, shall be returned to Subtenant within
30 days after both the (i) Termination Date and (ii) return of the Subleased Premises to Sublandlord in the condition required by this Sublease, less only that portion, if any, accessed and retained by Sublandlord pursuant to Paragraph 10(a) above. In the event of an assignment of the Prime Lease by Sublandlord, Sublandlord shall have the right to transfer the Security Deposit to the assignee and upon notice thereof to Subtenant, Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Security Deposit only after such new sublandlord or other transferee has acknowledged in writing to Subtenant that it has taken possession of the full amount of the Security Deposit, or Sublandlord provides to Subtenant other evidence reasonably satisfactory to Subtenant that such Security Deposit has been delivered to the transferee; and then Subtenant agrees to look to the new sublandlord solely for the return of said Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new sublandlord.

(c)Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security Deposit, and that neither Sublandlord nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

11.	SUBTENANT FIT-UP

Sublandlord shall have no obligations to make any alterations or improvements to the Subleased Premises to make them ready for Subtenant’s occupancy.

12.	CONDITION OF PREMISES

Subtenant acknowledges that it has examined the Subleased Premises and is taking the Subleased Premises, including all existing leasehold improvements of Sublandlord and all existing wiring and cabling within the Subleased Premises, in their “AS IS” condition on the Commencement Date. Subtenant’s use of any leasehold improvements, wiring or cabling shall be conducted in a manner so as not to cause Sublandlord to incur any costs and expenses in connection therewith. Sublandlord confirms that, to Sublandlord’s actual knowledge, Sublandlord has not received written notice that any portion of the Subleased Premises is in violation of applicable law.

Sublandlord, at Sublandlord's cost, shall provide to the Subleased Premises a minimum of eight (8) watts of electrical capacity per rentable square foot, demand load, for general office, light and convenience power, and for Subtenant’s equipment and supplemental air conditioning usage (such amount of power shall be net of any power required for the base Building systems or any other base Building requirements). Such electrical capacity shall be available to be distributed by Subtenant at Subtenant’s cost, throughout the Subleased Premises for Subtenant’s use, at Subtenant’s sole discretion. Sublandlord acknowledges that Subtenant shall have certain areas within the Subleased Premises that will utilize more than eight (8) watts of electrical capacity per rentable square foot including but not limited to the server room, fitness area and kitchen.

13.	ALTERATIONS

Subtenant shall not make any alterations, improvements or installations in or to the Subleased Premises without the prior written consent of Sublandlord, which Sublandlord will not unreasonably withhold, condition or delay (subject to Prime Landlord’s approval rights). All alterations and improvements shall be subject to the terms and conditions of the Prime Lease, and in those instances, if required, shall be subject to the Prime Landlord's approval in the manner provided in the Prime Lease. Any alterations, improvements or installations consented to by Sublandlord shall be made at the sole cost and expense of Subtenant. Upon the expiration or sooner termination of this Sublease, Subtenant shall not be required to restore the Subleased Premises to the condition as was originally delivered by Sublandlord to Subtenant, but Subtenant may be required to restore the Subleased Premises to the condition existing immediately after Subtenant’s completion of the Subtenant Improvements which will require the removal of Subtenant’s alterations made after completion of the Subtenant Improvements, at Subtenant’s sole cost and expense, unless Prime Landlord agrees that no restoration is required.

14.	REPAIRS AND MAINTENANCE

Any repair and maintenance obligations with respect to the Subleased Premises which are the responsibility of the Sublandlord, as tenant under the Prime Lease, shall be performed bySubtenant at Subtenant's sole cost and expense. Subtenant agrees that it will notify Sublandlord promptly of the need for any repair to the Subleased Premises, even if Sublandlord is not responsible for any such repair. Notwithstanding anything contained herein to the contrary, in the event that a condition exists in the Subleased Premises that Prime Landlord is obligated to repair under the terms of the Prime Lease, Subtenant shall so advise Sublandlord, and Sublandlord, in turn, shall promptly advise Prime Landlord thereof. Sublandlord shall have no liability to Subtenant for Prime Landlord's failure to make any such repair.

15.	UTILITIES AND SERVICES

Subtenant shall be entitled to all those services and utilities which Prime Landlord is required to provide under the terms of the Prime Lease or otherwise provides to or for other tenants of the Building. Subtenant shall reimburse Sublandlord, within 15 business days following Subtenant’s receipt of an invoice for any excess or abnormal amounts of electricity or other utilities or services consumed by Subtenant and the cost of all after-hours HVAC usage. Sublandlord shall use reasonable efforts to enforce the provisions of the Prime Lease with regard to Prime Landlord’s obligations to provide services and utilities to the Subleased Premises and common areas of the Building to the extent required of the Prime Landlord under the Prime Lease. Sublandlord shall not be responsible for Prime Landlord's failure to provide the same nor shall any such failure constitute an abrogation of any other terms or conditions of this Sublease, but Subtenant shall be entitled to an abatement of Rent hereunder to the same extent that Sublandlord is entitled to Rent abatement under Section 6.7 of the Prime Lease. To the extent that Prime Landlord charges Sublandlord for any increases in the cost of such services or utilities and such charge or increase is due solely to Subtenant's use of the Subleased Premises or such utilities or services, Subtenant agrees to pay the charges therefore promptly upon receipt of Sublandlord's bill.

16.	ASSIGNMENT AND SUBLEASING

(a)Subtenant shall not have the right to assign this Sublease or sublet the Subleased Premises, in whole or in part, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed, and Prime Landlord if required under the Prime Lease. The consent by Sublandlord to any assignment or to any sublease or occupancy of the Subleased Premises by any other party than Subtenant, or any part thereof, shall not be deemed to relieve or release (i) Subtenant from the full performance and observance by Subtenant of all of its obligations under this Sublease, or (ii) Subtenant or any assignee or sublessee of Subtenant from the obligation of obtaining the consent in writing of Sublandlord and Prime Landlord to any further assignment, sublease or occupancy. Subtenant shall pay to Sublandlord upon demand, (x) any cost, expense or fee of Prime Landlord charged to Sublandlord or to Subtenant which is required to be paid in connection with any assignment, subletting or occupancy pursuant to this Paragraph 16, and (y) any reasonable cost or expense of Sublandlord which is incurred by Sublandlord from non-related third parties in connection with any request for consent to any assignment, subletting or occupancy pursuant to this Paragraph, provided that the aggregate of such costs and expenses does not exceed $3,000.

(c)In the event that Subtenant shall desire Sublandlord’s consent to an assignment of this Sublease or to a subletting of all or any part of the Subleased Premises, Subtenant shall request such consent by submitting to Sublandlord a proposal setting forth the terms and conditions of the assignment or sublease and financial information with respect to the assignee or sublessee, and such other information as Sublandlord may reasonably require.

(d)In the event that Sublandlord and Prime Landlord shall grant their consent to subletting all or part of the Subleased Premises or an assignment of this Sublease, Subtenant shall, in consideration therefore, promptly pay to Sublandlord as additional rent, as and when received by Subtenant, the amounts that would be due under Section 18.4 of the Prime Lease provided that in addition to the specific costs that are deductible from rent under the sublease or assignment pursuant to Section 18.4 of the Prime Lease, Subtenant shall also be entitled to deduct its legal fees, marketing expenses and any other costs or expenses that are directly related to the subletting or assignment.

(e)If this Sublease shall be assigned or if the Subleased Premises, or any part thereof, shall be sublet or occupied by any person or persons other than Subtenant, whether or not such assignment, sublet or occupancy was made with the consent of Sublandlord, Sublandlord may after default by Subtenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any of the covenants, terms or provisions contained in this Section, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as subtenant hereunder, or a release or Subtenant from the full performance and observance by Subtenant of all of the covenants and obligations contained in this Sublease on the part of Subtenant to be performed or observed.

17.	INSURANCE

Subtenant agrees to comply with all of the insurance requirements and obligations of Sublandlord as set forth in the Prime Lease and to name both Sublandlord and Prime Landlord as additional insureds on any required insurance policies. With respect to the release of claims and waiver of subrogation contained in Section 13.4 of the Prime Lease, such release and waiver shall be deemed to be modified to constitute an agreement by and among Prime Landlord, Sublandlord and Subtenant to release claims and waive subrogation rights as provided therein (and Prime Landlord’s consent to this Sublease shall expressly confirm its approval of this modification).

18.	NON-BINDING MEDIATION

(a)If a dispute arises out of or relates to this Sublease, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through non-binding mediation by submitting the dispute to a sole mediator selected by the parties or, at the option of a party, to mediation by the American Arbitration Association (“AAA”). If such dispute is not resolved by such non-binding mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled during the mediation.

19.The direct expenses of the mediation, including the compensation and expenses of the mediator and the fees of the AAA, shall be borne equally by the parties. All other costs incurred by the parties to this Sublease, including the parties' legal expenses and their witnesses' expenses, shall be borne by the party incurring the expense. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

20.	COMPLIANCE WITH LAWS

(a)In addition to any obligations under the Prime Lease, Subtenant shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and municipal Governments and of any and all their Departments and Bureaus applicable to the use and occupancy of the Subleased Premises by Subtenant or any subtenant or assignee of Subtenant, for the correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Subleased Premises during the Term or any renewal thereof, including without limitation all laws relating to environmental matters and the Americans with Disabilities Act, and shall also promptly comply with, and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires (collectively referred to as “Legal Requirements”) at its own cost and expense, except if such non-compliance with such Legal Requirements pre-dates the Commencement Date. Nothing in this paragraph shall be deemed to be Sublandlord’s consent to the alteration, subletting or assignment of all or any portion of the Subleased Premises or of all or any of Subtenant's interests in this Sublease.

(b)If Subtenant shall fail or neglect to comply with the aforesaid Legal Requirements, or if Subtenant shall fail or neglect to make any repairs required by the terms of this Sublease, then Sublandlord or its agents may (but shall not be obligated to) enter the Subleased Premises and take such actions as necessary to cure the breach and comply with any and all of the said Legal Requirements, at the cost and expense of Subtenant; and, in case of Subtenant's failure to pay therefor, the said cost and expense shall be added to the next month's Rent and be due and payable as such.

21.	LIMITATIONS ON SUBLANDLORD'S LIABILITY

(a)Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Subleased Premises except as provided in this Sublease and Subtenant accepts the Subleased Premises in its “AS IS” condition.

(b)If Sublandlord assigns its leasehold estate in the Building, Sublandlord shall have no obligation to Subtenant arising after the date of such assignment. Subtenant shall then recognize Sublandlord's assignee as Sublandlord of this Sublease so long as Sublandlord’s assignee recognizes Subtenant as Subtenant of this Sublease.

(d)Except as specifically provided herein, Sublandlord shall not be required to perform any of the covenants and obligations of the Prime Landlord under the Prime Lease, and insofar as any of the obligations of the Sublandlord hereunder are required to be performed under the Prime Lease by the Prime Landlord thereunder, Subtenant shall rely on and look solely to the Prime Landlord for the performance thereof. If the Prime Landlord shall default in the performance of any of its obligations under the Prime Lease or breach any provision of the Prime Lease pertaining to the Subleased Premises, Subtenant shall have the right, at Subtenant's expense and upon prior notice to Sublandlord, and in the name of Sublandlord to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Prime Lease, against the Prime Landlord under the Prime Lease for the enforcement of the Prime Landlord's obligations thereunder. Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any suit, action, cost, expense, damage or liability which arises out of or results from or is alleged to arise out of or result from Subtenant's exercise of its rights under this paragraph. Notwithstanding the foregoing, except as otherwise set forth in this Sublease, as between Subtenant and Sublandlord, Sublandlord shall be entitled to all of the rights, privileges and remedies of Prime Landlord under the Prime Lease as if Sublandlord were “Landlord” under the Prime Lease.

(e)Except to the extent caused by the gross negligence or willful misconduct of Sublandlord, its agents, contractors or employees, Subtenant shall indemnify Sublandlord, its owners, officers, agents and employees and save them harmless from and against all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property caused by (i) the negligence or willful misconduct of the Subtenant, its agents, employees, contractors, invitees or licensees; or (ii) any failure on the part of Subtenant to perform its obligations under the Sublease.

(f)Except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, contractors or employees, Sublandlord shall indemnify Subtenant, its owners, officers, agents and employees and save them harmless from and against all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury and/or damage to property caused by (i) the negligence or willful misconduct of the Sublandlord, its agents, employees, contractors, invitees or licensees; or (ii) any failure on the part of Sublandlord to perform its obligations under the Sublease.

21.	ESTOPPEL CERTIFICATES

Either party hereto (the requested party) agrees that from time to time upon not less than 10 business days prior notice by the other party (requesting party), the requested party or its duly authorized representative having knowledge of the following facts will deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent and other charges have been paid; (c) that to the best of the requested party's knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail.

22.	SUBORDINATION

This Sublease shall be automatically subject and subordinate to the Prime Lease, any ground lease and to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located. This Paragraph 22 shall be self-operative and no further instrument of subordination shall be required, it being understood that neither Prime Landlord nor Sublandlord shall be obligated to provide Subtenant with any non- disturbance agreement. To confirm such subordination, Subtenant shall execute within 10 business days after demand, or such shorter period as may be required under the Prime Lease, any reasonable certificate, agreement or instrument that Prime Landlord requests Subtenant to execute pursuant to the terms of the Prime Lease.

23.	CASUALTY AND CONDEMNATION

If the Prime Lease is terminated with respect to the Subleased Premises pursuant to the provisions of the Prime Lease, this Sublease shall automatically terminate at the same time and Subtenant shall have no claim against Sublandlord or Prime Landlord for the loss of its subleasehold interest or any of Subtenant's property. If the Prime Lease is not terminated with respect to the Subleased Premises upon the occurrence of a casualty or condemnation, the provisions of the Prime Lease with respect to casualty or condemnation shall apply to this Sublease and the Subleased Premises.

24.	CONSENT OR APPROVAL OF PRIME LANDLORD

If the consent or approval of Prime Landlord is required under the Prime Lease with respect to any matter relating to the Subleased Premises, Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, Sublandlord shall forward a request for consent or approval to the Prime Landlord, and Sublandlord shall use reasonable efforts to obtain such consent or approval. Sublandlord shall have no liability to Subtenant for the failure of Prime Landlord to give its consent.

25.	NOTICES

All notices given pursuant to the provisions of this Sublease shall be in writing, addressed to the party to whom notice is given and sent registered or certified mail, return receipt requested, in a postpaid envelope or by nationally recognized overnight delivery service as follows:

To Subtenant:

Prior to the Commencement Date:

Telenav, Inc. 950 DeGuigne Drive
Sunnyvale, California 94085
Attn: Michael Strambi, Chief Financial Officer

With copies to:

Telenav, Inc. 950 DeGuigne Drive
Sunnyvale, California 94085 Attn: Loren Hillberg, General Counsel

After the Commencement Date:

Telenav, Inc.
4655 Great America Parkway Santa Clara, California 95054
Attn: Michael Strambi, Chief Financial Officer

With copies to:

Telenav, Inc.
4655 Great America Parkway Santa Clara, California 95054 Attn: Loren Hillberg, General Counsel

To Sublandlord at the following address:

Avaya Inc.
Attn: Brian Bradley—Senior Manager 123730 Fair Lakes Circle Fairfax, VA 22033

and

Avaya Inc.

c/o Cushman Wakefield Attn: Lease Administration
12802 Tampa Oaks Blvd. Suite 330 Temple Terrace, FL 33637

With copies to:    Avaya Inc.
c/o Cushman Wakefield Contract Manager—Real Estate 2C2277
211 Mount Airy Road
Basking Ridge, New Jersey 07920

It is understood and agreed that unless specifically modified by this Sublease, Sublandlord shall be entitled to the length of notice required to be given Prime Landlord under the Prime Lease plus five (5) days and shall be entitled to give Subtenant the amount of notice required to be given tenant under the Prime Lease less five (5) days. All notices shall be deemed given upon receipt or rejection.

Either party by written notice to the other may change or add persons and places where notices are to be sent or delivered.

26.	BROKERS

The parties warrant that they have had no dealings with any real estate broker or agent in connection with this Sublease, except Cushman & Wakefield (representing the Sublandlord) and Colliers International (representing the Subtenant) collectively (the “Brokers”).    Each party covenants to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liabilities for any compensation, commissions and charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof, based upon alleged dealings with the indemnifying party. Sublandlord agrees to pay the commissions of the Brokers in accordance with separate agreement(s) following Prime Landlord’s approval of this Sublease.

27.	SUBLANDLORD'S AND SUBTENANT'S POWER TO EXECUTE

Sublandlord (subject to Prime Landlord's consent) and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

28.	TABLE OF CONTENTS - CAPTIONS

The Table of Contents and the captions appearing in this Sublease are inserted only as a matter of convenience and do not define, limit, construe or describe the scope or intent of the sections of this Sublease nor in any way affect this Sublease.

29.	CONSENT TO SUBLEASE BY PRIME LANDLORD

This Sublease shall not become operative until and unless the Prime Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for Prime Landlord's failure to consent to this Sublease. Prime Landlord’s consent shall confirm that (i) Prime Landlord’s release of claims and waiver of subrogation in favor of Sublandlord as provided in Section 13.4 of the Prime Lease shall also be effective as between Prime Landlord and Subtenant for their mutual benefit, (ii) Subtenant shall be entitled to place signage on the Monument Sign (defined in Paragraph 37) as provided in Paragraph 37 and (iii) Subtenant shall be entitled to place roof-mounted HVAC and/or communications equipment on the roof of the Building as provided in Paragraph 38.

30.	ENTIRE AGREEMENT

This Sublease (which includes the Prime Lease and the Exhibits attached hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Sublease. This Sublease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (a) shall expressly refer to this Sublease and (b) shall be executed by the party against whom enforcement of the change, modification, termination, discharge or waiver shall be sought.

31.	HOLDING OVER

If Subtenant holds over after the Termination Date or the earlier termination of the Term of this Sublease without the express written consent of Sublandlord, Subtenant shall become a tenant of sufferance only, at a rental rate determined as follows: (i) if such holdover does not cause Sublandlord to hold over under the Prime Lease, then such rental rate shall be 150% of the Rent payable to Sublandlord for the immediately preceding calendar month, and (ii) if such holdover causes Sublandlord to hold over under the Prime Lease, then such rental rate shall be 100% of all holdover rent that Sublandlord is required to pay to Prime Landlord under the Prime Lease. Nothing in this Sublease to the contrary shall limit Sublandlord’s remedies hereunder or Sublandlord’s right to recover damages from Subtenant accruing to Sublandlord as tenant under the Prime Lease, in the event Subtenant holds over in the Subleased Premises after the expiration of the Term of this Sublease. If Subtenant fails to surrender the Subleased Premises to Sublandlord on or before the Termination Date, Subtenant shall indemnify and hold Sublandlord harmless from all loss or liability, including without limitation, any claim made by Prime Landlord or any successor tenant resulting from Subtenant’s failure to surrender the Subleased Premises and any reasonable attorneys’ fees and costs incurred by Sublandlord and Prime Landlord.

32.	RULES AND REGULATIONS

Subtenant shall comply with all rules and regulations provided to Subtenant regarding the Subleased Premises and the Building as may be prescribed by Sublandlord and Prime Landlord including without limitation, the rules and regulations set forth in the Prime Lease.

33.	GOVERNING LAW

The exercise, validity, construction, operation and effect of the terms and provisions of this Sublease shall be determined and enforced in accordance with the laws of the state where the Subleased Premises is located.

34.	NO AUTHORITY

The Subtenant has no authority to contact or make any agreement with the Prime Landlord about the Subleased Premises or the Prime Lease, unless agreed to by all the parties. No purported agreement between Prime Landlord and Subtenant shall be binding upon Sublandlord, and shall not act to increase or modify Sublandlord’s obligations or liabilities under the Prime Lease, unless and except Sublandlord has documented its agreement in a signed writing. The Subtenant may not pay rent or other charges to the Prime Landlord, but only to the Sublandlord, unless otherwise instructed in a written notice signed by Sublandlord. Notwithstanding anything to the contrary herein, if acceptable to the Prime Landlord, Subtenant may communicate directly with the Prime Landlord’s management agent with respect to day-to- day matters within the scope of services provided by Prime Landlord to, and for use and occupancy of the Subleased Premises under the terms of the Prime Lease, including, without limitation, after-hours service.

35.	SUCCESSORS

Unless otherwise stated, the Sublease is binding on all parties who lawfully succeed to the rights or take the place of the Sublandlord or the Subtenant.

36.	MISCELLANEOUS

(a)    The headings of the articles and the numbers of the items in this Sublease are inserted as a matter of convenience to the parties and shall not affect the construction of this Sublease.

(b)    The terms, conditions, covenants and provisions of this Sublease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect. In addition, Sublandlord may pursue the relief or remedy sought in any invalid clause, by conforming such clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

(c)    In all references herein to any parties, person, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the context of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the parties hereto, and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns.

(d)    No provision of this Sublease shall be deemed to have been waived unless such waiver is in writing signed by the party charged with such waiver. A waiver by either party of any default, breach or failure of the other party under this Sublease shall not be construed as a waiver of any subsequent or different default, breach or failure.

(e)    In the event Sublandlord or Subtenant is required or elects to take legal action against the other party to enforce provisions of this Sublease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including, without limitation, reasonable attorneys’ fees and court costs).

37.	SIGNAGE

Sublandlord, at Subtenant’s expense, will coordinate with the Prime Landlord to provide Subtenant a listing in the building Directory. Subtenant shall be permitted signage in the Sublandlord’s reception area at Sublandlord’s approval, and, if required under the Prime Lease, Prime Landlord’s approval. If obtained, Subtenant would bear all costs and expense of the approvals and installation. Subtenant shall, at its sole cost and expense, be required to remove such signage at the expiration or early termination of the Sublease and repair any damage caused by said removal. Subject to Sublandlord obtaining Prime Landlord’s approval, with Sublandlord making reasonable efforts to secure said approval, Subtenant shall also be entitled to place Subtenant’s name and/or logo on the Building’s existing monument sign along Great America Parkway (the “Monument Sign”) with the design and size of said signage being reasonably acceptable to Subtenant and Prime Landlord.

38.	SUBTENANT IMPROVEMENTS

Sublandlord shall provide Subtenant an allowance (the “Allowance”) of $15.00 per rentable square foot of the Subleased Premises (or $819,525) in connection with design, permitting and construction of the improvements to be constructed in the Subleased Premises pursuant to this paragraph of the Sublease and as described in the attached Exhibit C (the “Subtenant Improvements”). Prior to undertaking any Subtenant Improvements in the Subleased Premises, Subtenant shall submit to Sublandlord for its approval full working drawings (the “Working Drawings”) depicting all of the Subtenant Improvements which Subtenant desires to install in the Subleased Premises. All Working Drawings depicting the Subtenant Improvements to be constructed in or to the Subleased Premises shall be subject to approval by both Sublandlord and the Prime Landlord in accordance with the timeframes and process for reviewing alterations plans as set forth in Section 15.1 of the Prime Lease with both Sublandlord and Prime Landlord having the same rights to review such Working Drawings contemporaneously. The Subtenant Improvements shall be considered to be alterations and improvements and shall be constructed
(1) in a good and workmanlike manner, (2) in strict accordance with the terms and conditions of this Sublease and the Prime Lease, and (3) by a licensed general contractor designated by Subtenant approved in writing by Sublandlord.

Payment of the Subtenant Improvements from the Allowance shall be made by the Sublandlord within sixty (60) days after Subtenant’s application for payment submitted to Sublandlord. Such application shall be submitted upon completion of the Subtenant Improvements along with the following; (a) invoices for design, architectural permit, costs and Miscellaneous Costs incurred by Subtenant; (b) partial lien waivers (or, with respect to the final Draw Request, final lien waivers) and releases of mechanic's and materialmen's liens from the general contractor, subcontractors and material suppliers providing work or services in or to the Subleased Premises.

Subtenant shall pay Sublandlord a fee to compensate Sublandlord for Sublandlord's review and approval of the plans and specifications for the Tenant Improvements, which fee shall not exceed
$2,500.

As part of the Subtenant Improvements that Subtenant may make to the Subleased Premises, Subtenant shall be entitled to install and maintain roof-mounted HVAC or communications equipment on the roof of the Building, subject to such reasonable requirements as may be imposed by the Prime Landlord and the Prime Landlord’s consent to this Sublease shall permit such installation and maintenance.

39.	TITLE AND POSSESSION

Sublandlord covenants, agrees and represents that, subject to the terms of the Prime Lease, it has full right and authority to enter into this Sublease for the full Term hereof, that, to the best of Sublandlord’s knowledge, Sublandlord is not in default beyond applicable cure periods under the Prime Lease and that Subtenant, subject to the provisions of the Prime Lease and upon paying the rents and other sums provided herein and upon performing the duties, covenants, agreements and obligations hereof and upon keeping and obeying all of the restrictions, conditions and provisions hereof, will have, hold and enjoy quiet possession of the Sublease Premises, free from claims of persons claiming by or through Sublandlord for the Term herein granted but subject to all of the duties, covenants, agreements, obligations, restrictions, conditions and provisions set forth or incorporated herein.

40.	FORCE MAJEURE

In the event Sublandlord or Subtenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, delay in obtaining governmental approvals or permits, strikes, fire, or any other reasons beyond its reasonable control (“Force Majeure”), the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be properly executed as of the day and year first above written.

SUBLANDLORD:

AVAYA INC.

By: /s/ Jim Charico
Name: Jim Charico
Title: EVP, Business Operations

SUBTENANT:

TELENAV, INC.

By: /s/ Michael Strambi
Name: Michael Strambi
Title: Chief Financial Officer

EXHIBIT A

Prime Lease

LEASE AGREEMENT

By and Between

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
a New Jersey corporation

("Landlord”)
and
AVAYA INC.,
a Delaware corporation

("Tenant")
August 25, 2011

4655 Great America Parkway
Santa Clara, California

TABLE OF CONTENTS
ARTICLE 1. PREMISES; COMMON AREAS    3
ARTICLE 2. TERM AND CONDITION OF PREMISES    5
ARTICLE 3. USE, NUISANCE, OR HAZARD    6
ARTICLE4. RENT    7
ARTICLE 5. RENT ADJUSTMENT    8
ARTICLE 6. SERVICES TO BE PROVIDED BY LANDLORD    15
ARTICLE 7. REPAIRS AND MAINTENANCE BY LANDLORD    17
ARTICLE 8. REPAIRS AND CARE OF PROJECT BY TENANT    18
ARTICLE 9. TENANT'S EQUIPMENT AND INSTALLATIONS    18
ARTICLE 10. FORCE MAJEURE    19
ARTICLE 11. CONSTRUCTION, MECHANICS' AND MATERIALMAN'S LIENS    20
ARTICLE 12. [INTENTIONALLY OMITTED]    20
ARTICLE 13. INSURANCE    20
ARTICLE 14. QUIET ENJOYMENT    22
ARTICLE 15. ALTERATIONS    22
ARTICLE 16. FURNITURE, FIXTURES, AND PERSONAL PROPERTY    24
ARTICLE 17. PERSONAL PROPERTY AND OTHER TAXES    25
ARTICLE 18. ASSIGNMENT AND SUBLETTING    25
ARTICLE 19. DAMAGE OR DESTRUCTION    30
ARTICLE 20. CONDEMNATION    33
ARTICLE 21. HOLD HARMLESS    34
ARTICLE 22. DEFAULT BY TENANT    35
ARTICLE 23. INTENTIONALLY OMITTED    39
ARTICLE 24. [INTENTIONALLY OMITTED]    39
ARTICLE 25. ATTORNEYS' FEES    39
ARTICLE 26. NON-WAIVER    40
ARTICLE 27. RULES AND REGULATIONS    40
ARTICLE 28. ASSIGNMENT BY LANDLORD    41
ARTICLE 29. LIABILITY OF LANDLORD    41

ARTICLE 30. SUBORDINATION AND ATTORNMENT    41
ARTICLE 31. HOLDING OVER     42
ARTICLE 32. SIGNS     43
ARTICLE 33. HAZARDOUS SUBSTANCES     45
ARTICLE 34. COMPLIANCE WITH LAWS AND OTHER REGULATIONS     47
ARTICLE 35. SEVERABILITY     48
ARTICLE 36. NOTICES     48
ARTICLE 37. OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER     49
ARTICLE 38. ENTIRE AGREEMENT     49
ARTICLE 39. CAPTIONS     49
ARTICLE 40. CHANGES     50
ARTICLE 41. AUTHORITY     50
ARTICLE 42. BROKERAGE     50
ARTICLE 43. EXHIBITS     50
ARTICLE 44. APPURTENANCES     51
ARTICLE 45. PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND
JURY     51
ARTICLE 46. RECORDING     51
ARTICLE 47. MORTGAGEE PROTECTION     51
ARTICLE 48. OTHER LANDLORD CONSTRUCTION     52
ARTICLE 49. PARKING     52
ARTICLE 50. ELECTRICAL CAPACITY     53
ARTICLE 51. OPTION TO EXTEND LEASE     53
ARTICLE 52. TELECOMMUNICATIONS LINES AND EQUIPMENT     56
ARTICLE 53. ERISA     58
ARTICLE 54. EMERGENCY GENERATORS     59
ARTICLE 55. TENANT'S RIGHT OF FIRST REFUSAL     60
ARTICLE 56. LETTER OF CREDIT     61
ARTICLE 57. ALLOWANCE     66

LEASE AGREEMENT

THIS LEASE AGREEMENT, (this "Lease") is made and entered into as of August 25, 2011 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and AVAYA INC., a Delaware corporation (''Tenant").

BASIC LEASE INFORMATION

Tenant: AVAYA INC., a Delaware corporation

Premises: Suite 100 on the first floor of the Building, containing approximately 41,900 square feet of rentable area, Suite 200 on the second floor of the Building, containing approximately 52,268 square feet of rentable area, Suite 300 on the third floor of the Building, containing approximately 54,635 square feet of rentable area, Suite 400 on the fourth floor of the Building, containing approximately 53,717 square feet of rentable area and Suite 500 on the fifth floor of the Building, containing approximately 54,635 square feet of rentable area. The total rentable area of the Premises is 257, 155 square feet.

Building: The Building commonly known as 4655 Great America Parkway, Santa Clara, California. The rentable area of the Building is 310,873 square feet.

Base Rent:

Period	Monthly Base Rent
06/01/12 to 7/31/12	Abated*
08/01/12 to 12/31/12	$460,995.75*
01/01/13 to 05/31/13	$578,598.75
06/01/13 to 05/31/14	$595,956.71
06/01/14 to 05/31/15	$613,835.41
06/01/15 to 05/31/16	$632,250.48
06/01/16 to 05/31/17	$651,217.99
06/01/17 to 05/31/18	$670,754.53
06/01/18 to 05/31/19	$690,877.17
06/01/19 to 05/31/20	$711,603.48
06/01/20 to 05/31/21	$732,951.59

*
As an inducement to Tenant entering into this Lease, Base Rent in the amount of $578,598.75 per month shall be abated for the period from June 1, 2012, through July 31, 2012, and Base Rent in the amount of $117,603.00 per month shall be abated for the period from August 1, 2012, through December 31, 2012. The rental amounts stated in the table above reflect those Base Rent abatements. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.

Letter of Credit Required Amount: $2,500,000.00, subject to reduction as provided in Article 56.

Rent Payable Upon Execution: $460,995.75.

Tenant's Building Percentage: 82.72%; provided that as an inducement to Tenant entering into this Lease, Landlord agrees to abate Tenant's Share of Operating Expenses and Taxes with respect to the portion of the Premises on the second floor of the Building for the period from June 1, 2012, through December 31, 2012, and, accordingly, during that period Tenant's Building Percentage shall be deemed to be 65.91%.

Tenant's Project Percentage: 40.59%; provided that as an inducement to Tenant entering into this Lease, Landlord agrees to abate Tenant's Share of Operating Expenses and Taxes with respect to the portion of the Premises on the second floor of the Building for the period from June 1, 2012, through December 31, 2012, and, accordingly, during that period Tenant's Project Percentage shall be deemed to be 32.23%.

Commencement Date: June 1, 2012.

Expiration Date: May 31, 2021.

Landlord's Address:

c/o The Prudential Insurance Company of America
4 Embarcadero Center, 27th Floor
San Francisco, CA 94111
Attn: PRISA II Asset Manager

With a copy by the same method to:

c/o The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attention: Greg Shanklin, Esquire

With a copy by the same method to:

Harvest Properties, Inc.
6475 Christie Avenue, Suite 550
Emeryville, California 94608
Attention: Joss Hanna

Address for rental payment:

Payments via FedEx/UPS/Courier:

The Prudential Insurance Company of America
c/o Harvest Properties, Inc.
6475 Christie Avenue, Suite 550
Emeryville, California 94608

Tenant's Address:

Avaya Inc.
211 Mount Airy Road
Basking Ridge, NJ 07920
Attention: Real Estate Paralegal

With a copy to:

Newmark Knight Frank
125 Park Avenue
12th floor
New York, NY 10017
Attention: Lease Administration

Landlord's Broker: CB Richard Ellis, Inc.

Tenant's Broker: Newmark Knight Frank.

Address for rental payment:

Payments via FedEx/UPS/Courier:

The Prudential Insurance Company of America c/o Harvest Properties, Inc.
6475 Christie Avenue, Suite 550
Emeryville, California 94608

Tenant's Address:

Avaya Inc.
211 Mount Airy Road
Basking Ridge, NJ 07920
Attention: Real Estate Paralegal

With a copy to:

Newmark Knight Frank
125 Park Avenue
12th floor
New York, NY 10017
Attention: Lease Administration

Landlord's Broker: CB Richard Ellis, Inc. Tenant's Broker: Newmark Knight Frank.

Maximum Parking Allocation: eight hundred forty-eight (848), which is based on a parking ratio of 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of rentable space in the Premises.

The Basic Lease Information is incorporated into and made part of this Lease. Each reference in this Lease to any Basic Lease Information shall mean the applicable information set forth in the Basic Lease Information, except that in the event of any conflict between an item in the Basic Lease Information and this Lease, this Lease shall control. Additional defined terms used in the Basic Lease Information shall have the meanings given those terms in this Lease.

ARTICLE 1.
PREMISES; COMMON AREAS

1.1    Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, an additional office building ("the "Adjacent Building"), a cafeteria/auditorium/meeting room building (the "Amenities Facility"), access roadways, and all other related areas, shall be collectively hereinafter referred to as the "Project." The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit B are to show the approximate location of the Premises in the Building and the general layout of the Project and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the Buildings or the Project, the precise area of the Premises, the Project Buildings or the Project or the specific location of the Project Buildings, "Common Areas," as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises, or the Project.

1.2    For purposes of this Lease, (1) "rentable area" and "usable area" shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSJJBOMA Z65.1, 1996); (2) "rentable square feet" and "rentable footage" shall have the same meaning as the term "rentable area;" and (3) "usable square feet" and "usable square footage" shall have the same meaning as the term "usable area." Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only.

Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein.

1.3    Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 27 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Project Common Areas," as used in this Lease, shall mean the portion of the Project reasonably designated as such by Landlord. The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building reasonably designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Subject to "Applicable Laws," as that term is defined in Section 5.1(a) of this Lease, except when and where Tenant's right of access is specifically excluded in this Lease, and except in the event of an emergency, Tenant shall have the right of access to the Premises, the Building, and the parking facilities servicing the Building twenty four (24) hours per day, seven (7) days per week during the "Term," as that term is defined in Section 2.1, below. Use of the Amenities Facility shall be subject to such rules and regulations as Landlord may establish from time to time. The square footage of the Amenities Facility shall be included in the load factor to be used to determine the rentable area of the Project, but shall not be separately measured and added to the rentable area of the Project for any lease for space at the Project. The cost to maintain the Amenities Facility shall be included in Operating Expenses for the Project.

ARTICLE2.
TERM AND CONDITION OF PREMISES

2.1    The term of this Lease (the "Term") shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated (the "Termination Date") as hereinafter provided. The Commencement Date of this Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alteration in the Premises not required to be performed by Landlord.

2.2    Tenant acknowledges that Tenant will be in possession of a portion of the Premises prior to the Commencement Date pursuant to a sublease dated December 18, 2009 (the "Nortel Sublease") with Nortel Networks, Inc. Landlord shall deliver possession of the portion of the Premises not covered b the Nortel Sublease, which is approximately 50% of the 2nd, 50% of the 3rd and 50% of the 4th floor of the Building (the "Partial Premises") no later than the Commencement Date. Tenant acknowledges that Landlord has no obligation and has made no promise to alter, remodel, improve or repair the Premises, or any part thereof, or to repair, bring into compliance with applicable laws, or improve any condition existing in the Premises except as provided in Section 2.3, below. Any improvements or personal property located in the Premises are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including without limitation title, merchantability or suitability for a particular purpose. The taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building were in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the condition of the Building, the Premises, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. If Landlord does not deliver possession of the portion of the Premises not covered by the Nortel Sublease to Tenant on or before the Commencement Date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. Landlord shall deliver the Partial Premises to Tenant "broom-clean" provided that Landlord shall have no obligation to remove the existing workstations or furniture in the Partial Premises. Notwithstanding the foregoing, if Landlord fails to deliver any portion of the Partial Premises to Tenant by the Outside Delivery Date (as defined below), then Tenant shall be entitled to a rent credit equal to one day's Base Rent for the applicable portion of the Partial Premises not delivered for each one full day in the period from the Outside Delivery Date until the date upon which Landlord delivers possession of the applicable portion of the Partial Premises to Tenant. The term "Outside Delivery Date" initially means June 7, 2012, which shall be extended by one day for every one day of delay in delivery of the applicable portion of the Partial Premises caused by Tenant

2.3    By the date which is ninety (90) days after the Commencement Date (the "Surrender Date"), Tenant shall vacate and surrender the 6th floor in the same condition which Tenant is required to surrender the 6th floor at the end of the term of the Nortel Sublease pursuant to the Nortel Sublease, and Tenant's failure to do so shall be deemed a holdover with respect to the 6th floor and subject to the provisions of Article 31 below in connection therewith. In the event Landlord does not deliver the Partial Premises by the Outside Delivery Date, the Surrender Date shall be extended by one full day for each one full day in the period from the Outside Delivery Date until the date upon which Landlord delivers possession of the Partial Premises to Tenant.

2.4    Within six (6) months after the Surrender Date, Landlord, at Landlord's sole cost and expense, shall (a) demise the 6th floor of the Building so that it is separate from the Premises (including but not limited to installation of any required submeters at Landlord's cost and expense) and (b) perform work on the first floor to create a multi-tenant lobby area using building standard materials.. Landlord shall have the right to enter the Premises for purposes of performing such work and Tenant agrees to cooperate with Landlord to accommodate Landlord's contractor as necessary for the performance and completion of such work. Landlord shall use commercially reasonable effort not to unreasonably interfere with the business of Tenant during the performance of such work.

ARTICLE3.
USE, NUISANCE, OR HAZARD

3.1    The Premises shall be used and occupied by Tenant solely for general office and lab purposes and for no other purposes without the prior written consent of Landlord.

3.2    Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Project; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Project, use any apparatus which might make undue noise or set up vibrations in or about the Project; permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, including without limitation the CC&R's (as defined below) now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within ten (10) business days after notice from Landlord (which ten (10) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such ten (10) business day period so long as the Tenant commences the cure of such breach within such ten (10) day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

3.3    The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in an instrument ("CC&R's") recorded or to be recorded against title to the Project. The current form of the CC&R's is attached to this Lease as Exhibit I. Tenant agrees that regardless of when those CC&R's are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R's, and (b) the CC&R's shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect.

ARTICLE4.
RENT

4.1    Tenant hereby agrees to pay Landlord the Base Rent. For purposes of Rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the "Monthly Rent") shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant's Share of Operating Expenses and Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as hereinafter set forth, all of which shall constitute additional rent under this Lease (the "Additional Rent"). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called "Rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset to the addresses for the rental payment set forth in the Basic Lease Information, or as Landlord may designate from time to time.

4.2    In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after its due date, Tenant shall pay to Landlord a late charge (the "Late Charge"), as Additional Rent, in an amount of five percent (5%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such Late Charges in connection with any other similar or like late payments.

4.3    Simultaneously with the execution hereof, Tenant shall deliver to Landlord the Rent Payable on Execution as payment of the first installment of Monthly Rent due hereunder.

4.4    If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days in such partial month.

4.5    All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid when due pursuant to Section 4.2 above, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like delinquent payments.

4.6    If Tenant fails to make when due two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or by money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

ARTICLE 5.
RENT ADJUSTMENT

5.1    Definitions.

(a)    "Operating Expenses", as said term is used herein, shall mean all expenses, costs, and disbursements of every kind or nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, management, security, repair, restoration, replacement, or maintenance of the Project, or any portion thereof. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

(i)    Wages, salaries, other compensation and any and all taxes, insurance and benefits of, the Building manager and of all other persons engaged in the operation, maintenance and security of the Project;

(ii)    Payments under any equipment rental agreements or management agreements, including without limitation the cost of any actual or charged management fee and all expenses for the Project management office including rent, office supplies, and materials therefor;

(iii)    Costs of all supplies, equipment, materials, and tools and amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;

(iv)    All costs incurred in connection with the operation, maintenance, and repair of the Project including without limitation, the following: (A) the cost of operation, repair, maintenance and replacements of all systems and equipment and components thereof of the Project; (B) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (C) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which are reasonably anticipated by Landlord to increase Operating Expenses, and the cost incurred in connection with a transportation system management program or similar program; (D) the cost of landscaping, decorative lighting, and relamping, the cost of maintaining fountains, sculptures, bridges; and (E) all reasonable costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Taxes" as that term is defined below.

(v)    The cost of supplying all utilities, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary, storm drainage systems, communication systems and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith.

(vi)    The cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord, including without limitation commercial general liability insurance, physical damage insurance covering damage or other loss caused by fire, earthquake, flood or other water damage, explosion, vandalism and malicious mischief, theft or other casualty, rental interruption insurance and such insurance as may be required by any lessor under any present or future ground or underlying lease of the Building or Project or any holder of a mortgage, deed of trust or other encumbrance now or hereafter in force against the Building or Project or any portion thereof, and any deductibles payable thereunder; including, without limitation, Landlord's cost of any self insurance deductible or retention;

(vii)    Capital improvements made to or capital assets acquired for the Project, or any portion thereof, after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are necessary for the health, safety and/or security of the Project, its occupants and visitors and are deemed advisable and the reasonable judgment of Landlord or (3) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the "ADA") as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&R's, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, "Applicable Laws"), which capital costs, or an allocable portion thereof, shall be amortized over the period reasonably determined by Landlord with interest on the unamortized balance at ten percent ( 10%) per annum;

(viii)    fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees, and accounting fees, of all contractors, engineers, consultants and other persons engaged by Landlord or otherwise incurred by or charged by Landlord in connection with the management, operation, maintenance and repair of the Buildings and the Project; and
(ix)    payments, fees or charges under the CC&R's and any easement, license, operating agreement, declaration, restricted covenant, or instrument pertaining to the sharing of costs by the Project, or any portion thereof.

Expressly excluded from Operating Expenses are the following items:

(x)    Advertising and leasing commissions;

(xi)    Repairs and restoration paid for by the proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

(xii)    Principal, interest, and other costs directly or indirectly related to financing the Project or ground lease rental or depreciation;

(xiii)    The cost of special services to tenants (including Tenant) for which a special charge is made;

(xiv)    The costs of repair of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards;

(xv)    The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vi), and (vii) above;

(xvi)    The costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;

(xvii)    The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xviii)    Costs incurred: (x) to comply with Applicable Laws with respect to any Hazardous Materials (as defined below) which were in existence in, on, under or about the Project (or any portion thereof) prior to the Commencement Date, and were of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such

Hazardous Materials, in the state, and under the conditions that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; and/or (y) with respect to Hazardous Materials which are disposed of or otherwise introduced into, on, under or about the Project after the date hereof by Landlord or Landlord's agents or employees and are of such a nature, at time of disposition or introduction, that a federal, state or municipal governmental or quasi governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that they then existed in, on, under or about the Project, would have then required the removal, remediation or other action with respect thereto; provided, however, Operating Expenses shall include costs incurred in connection with the clean-up, remediation, monitoring, management and administration of (and defense of claims related to) the presence of (1) Hazardous Materials used by Landlord (provided such use is not negligent and is in compliance with Applicable Laws) in connection with the operation, repair and maintenance of the Project to perform Landlord's obligations under this Lease (such as, without limitation, fuel oil for generators, cleaning solvents, and lubricants) and which are customarily found or used in Comparable Buildings and (2) Hazardous Materials created, released or placed in the Premises, Building or the Project by Tenant (or Tenant's affiliates or their tenants, contractors, employees or agents) prior to or after the Commencement Date;

(xix)    The attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(xx)    The expenses in connection with services or other benefits which are not available to Tenant;

(xxi)    The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxii)    The costs arising from Landlord’s charitable or political contributions;

(xxiii)    The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxiv)    The interest and penalties resulting from Landlord's failure to pay any items of Operating Expense when due;

(xxv)    The Landlord's general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord's employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord's good faith efforts to benefit Tenant or meet Landlord's obligations under this Lease);

(xxvi)    The costs arising from the gross negligence or willful misconduct of Landlord;

(xxvii)    The management and engineering office rental to the extent such rental exceeds the fair market rental for such space or the rentable area of those offices exceeds 1,000 square feet in the aggregate;

(xxviii)    The costs of correction of latent defects in the Project to the extent covered by warranties; and

(xxix)    The costs of Landlord's membership in professional organizations (such as, by way of example and without limitation, BOMA) in excess of $2,500.00 per year.

(b)"Taxes" shall mean all ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.l.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the tax parcel on which the Building is located, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same.

(c)"Lease Year" shall mean the twelve (12) month period commencing January 1st and ending December 31st.

(d)"Tenant's Share Percentages" shall mean Tenant's percentage of the Operating Expenses applicable to the following categories: (i) Operating Expenses incurred for the Building, ("Tenant's Building Percentage"), and (ii) Operating Expenses incurred for the Project Common Areas, excluding the Building and the Adjacent Building ("Tenant's Project Percentage"). Tenant's Share Percentages shall be calculated as follows: Tenant's Building Percentage shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building; and Tenant's Project Percentage shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet of all buildings in the Project. Consequently, any reference in this Lease to "Tenant's Share Percentage" shall mean and refer to Tenant's Building Percentage or Tenant's Project Percentage, as applicable.

(e)"Tenant's Tax Percentage" shall mean the percentage determined by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings on the same tax parcel on which the Building is located.

(f)“Market Area” shall mean the City of Santa Clara, California (the “City”).

(g)    "Comparable Buildings" shall mean comparable Class "A" office use buildings owned by institutions in the Market Area.

5.2    Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as hereinafter defined) of the Operating Expenses applicable to each category of Tenant's Share Percentage. "Tenant's Share" shall be determined by multiplying Operating Expenses applicable to each category of Tenant's Share Percentage for any Lease Year or pro rata portion thereof, by the applicable Tenant's Share Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Share will be for each category for such Lease Year based, in part, on Landlord's operating budget for such Lease Year, and Tenant shall pay Tenant's Share as so estimated each month (the "Monthly Escalation Payments"). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Landlord shall not include an Operating Expense in more than one category of Tenant's Share Percentage.

5.3    Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant's Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant's Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant's Building Percentage divided by the number of months remaining in such Lease Year.

5.4    If, within sixty (60) days following Tenant's receipt of the Operating Expense statement or Taxes statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement(s) is correct. Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within sixty (60) days following Tenant's receipt of the applicable statement, and (d) such audit is completed and a copy thereof is delivered to Landlord within one hundred eighty (180) days following Tenant's receipt of the applicable statement. If Landlord responds to any such audit with an explanation of any issues raised in the audit, such issues shall be deemed resolved unless Tenant responds to Landlord with further written objections within thirty (30) days after receipt of Landlord's response to the audit. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant's duly authorized representative, at Tenant's sole cost and expense, shall have the right, upon fifteen (15) days' written notice to Landlord, to inspect Landlord's books and records pertaining to Operating Expenses and Taxes at the offices of Landlord or Landlord's managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord's business operations and must be reasonable as to scope and time. Alternatively, at Landlord's sole discretion, Landlord may provide an audit of such books and records prepared by a certified public accountant of Landlord's selection, prepared at Tenant's expense, which shall be deemed to be conclusive for the purposes of this Lease. If actual Operating Expenses or Taxes are determined to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses and Taxes are determined to have been overstated by Landlord for any calendar year by in excess of five percent (5%), then Landlord shall pay the actual and reasonable cost of Tenant's audit, not to exceed $5,000.00.

5.5    If the occupancy of the Building during any part of any Lease Year is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.5, "variable components" include only those component expenses that are affected by variations in occupancy levels.

5.6    Tenant shall pay to Landlord, as Additional Rent, "Tenant's Tax Share" (as hereinafter defined) of the Taxes. "Tenant's Tax Share" shall be determined by multiplying Taxes for any Lease Year or pro rata portion thereof, by Tenant's Tax Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant's Tax Share will be for such Lease Year and Tenant shall pay Tenant's Tax Share as so estimated each month (the "Monthly Tax Payments"). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.7    Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the tax parcel on which the Building is located and such statement shall set forth Tenant's Tax Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant's Tax Share of any increases in Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant's receipt of said statement; similarly, Tenant shall receive a credit if Tenant's Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder. If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Taxes multiplied by Tenant's Tax Percentage divided by the number of months remaining in such Lease Year.

5.8    If the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord's sole discretion.

5.9    Tenant's obligation with respect to Additional Rent and the payment of Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant's Share of Operating Expenses and Tenant's Tax Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

ARTICLE6.
SERVICES TO BE PROVIDED BY LANDLORD

6.1    Subject to Articles 5 and 10 herein, and provided Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit G, subject to the conditions and in accordance with the standards set forth herein.

6.2    Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services ("Service Failure"); nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained except as stated below; it being further agreed that Landlord reserves the right to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any Service Failure, Landlord shall use reasonable diligence to have the same restored as soon as possible to the levels existing prior to such Service Failure. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.

6.3    Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as required by any mandatory fuel or energy saving program imposed by statute, law, court order or regulation applicable with respect to the Premises and the public area in the Building.

6.4    Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.5    Landlord shall have the exclusive right, but not the obligation, to provide any locksmithing services, and Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including without limitation additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of the actual costs to Landlord of such additional services plus a reasonable administration fee. If Tenant requests the Landlord provide locksmithing services and Landlord declines, then Tenant shall not be obligated to use Landlord's locksmithing services. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.6    At all times during the Term Landlord shall have the right to select the utility company or companies that shall provide electric, telecommunication and/or other utility services to the Premises and, subject to all Applicable Requirements, Landlord shall have the right at any time and from time to time during the Term to either (a) contract for services from electric, telecommunication and/or other utility service provider(s) other than the provider with which Landlord has a contract as of the date of this Lease (the "Current Provider"), or (b) continue to contract for services from the Current Provider. The cost of such utility services and any energy management and procurements services in connection therewith shall be Operating Expenses.

6.7    Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the electrical service or elevator service described in Section 6.1, (b) such failure is not due to any one or more Force Majeure Events, to Tenant's default, or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure, and (d) as a result of such failure all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant's exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.

ARTICLE7.
REPAIRS AND MAINTENANCE BY LANDLORD

7.1    Landlord shall provide for the cleaning and maintenance of the public portions of the Project in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof, elevators serving the Building, integrated Building utility and mechanical systems including HVAC, electrical, plumbing, and fire/safety systems serving the Building, and other base Building elements and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees.

7.2    Landlord or Landlord's officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon reasonable prior notice to Tenant (other than in an emergency) to Tenant to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final nine (9) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency.

7.3    Except as otherwise expressly provided in this Lease, Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a) or any successor statutes to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

ARTICLE 8.
REPAIRS AND CARE OF PROJECT BY TENANT

8.1    If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, then the actual cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within thirty (30) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2    Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant's agents, employees, licensees, or invitees which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and shall maintain the elements of the Premises not to be maintained by Landlord pursuant to this Lease in a clean, attractive condition and in good repair. If Tenant fails to keep such elements of the Premises in such good order, condition, and repair as required hereunder to the satisfaction of Landlord, and does not make such repairs for more than thirty (30) days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may restore the Premises to such good order and condition and make such repairs, and within thirty (30) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an administrative charge of five percent (5%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord's cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

ARTICLE 9.
TENANT'S EQUIPMENT AND INSTALLATIONS

9.1    If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises at Tenant's sole cost and expenses; provided Tenant may, subject to all of the terms and conditions of this Lease, including without limitation Article 15, install supplemental air conditioning units in the Premises to address such issue.

9.2    Except for desk or table-mounted typewriters, adding machines, office calculators, dictation equipment, personal computers, lab equipment, and other similar office equipment consistent with first-class general office use in Comparable Buildings, Tenant shall not install within the Premises any fixtures, equipment, facilities, or other improvements without the specific written consent of Landlord, subject to Article 15, below. Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation.

9.3    As of the delivery of possession of the Premises, the Premises contains the equipment described on Exhibit G-1 attached hereto (the "Existing Supplemental Units"). At Tenant's sole cost and expense, Tenant shall at all times maintain the Existing Supplemental Units, in good order, condition and repair and Landlord shall have no obligation to repair, replace or maintain the Existing Supplemental Units. Tenant shall pay the cost of all electrical usage of the Existing Supplemental Units at the rates charged for furnishing the same within thirty (30) days after receipt of a invoice for the dame from Landlord. Landlord shall install, at Landlord's sole expense, any meters necessary for measuring the use of electricity for the Existing Supplemental Units. Tenant shall enter into a maintenance contract with a reputable maintenance contractor approved by Landlord for the maintenance and testing of the Existing Supplemental Units and shall provide Landlord with copies of that contract and quarterly maintenance reports within thirty (30) days after they are received by Tenant. Tenant shall be solely responsible for payment of all costs under that maintenance contract.

ARTICLE 10.
FORCE MAJEURE

10.1 It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party that in no event shall either party be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services through no fault of a party hereunder; or because of order or regulation of any federal, state, county or municipal authority (collectively, "Force Majeure Events"). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11.

CONSTRUCTIONS, MECHANICS' AND MATERIALMAN'S LIENS

11.1    Tenant shall not suffer or permit any construction, mechanics' or materialman's lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics' or materialman's lien against the Premises or any portion of the Project.

11.2    If any such construction, mechanics' or materialman's lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys' fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within thirty (30) days after demand.

ARTICLE 12.
[INTENTIONALLY OMITTED]

ARTICLE 13.
INSURANCE

13.1    Landlord shall maintain, as a part of Operating Expenses, special causes of loss form insurance on the Project in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant's furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord's mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord's insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord's program of self insurance, and in such event Operating

Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.

13.2    Tenant, at its own expense, shall maintain with insurers authorized to do business in the State of California and which are rated A- and have a financial size category of at least VIII in the most recent Best's Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance with the following minimum limits: General Aggregate $3,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $2,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $5,000,000.00; Each Occurrence $5,000,000.00; (c) Workers' Compensation with statutory limits; (d) Employer's Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements (inclusive of the initial improvements (if any) constructed pursuant to Exhibit C), betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $500,000.00; and (t) business auto liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant's receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant's receipt of Landlord's request for payment thereof. Said policy of liability insurance shall name Landlord and Landlord's managing agent as additional insureds and Tenant as the insured and shall be noncancellable with respect to Landlord except after thirty (30) days' written notice from the insurer to Landlord.

13.3    Tenant shall adjust annually the amount of coverage established in Section 13.2 hereof to such amount as in Landlord's reasonable opinion, adequately protects Landlord's interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

13.4    Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of (i) fire and extended coverage insurance, or (ii) the liability insurance referred to in Section 13.2, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, " and shall provide that such party's insurer waives any right of recovery against the other party in connection with any such loss or damage.

13.5    In the event Tenant's occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14.
QUIET ENJOYMENT

14.1 Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15.
ALTERATIONS

15.1    Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term "Minor Alteration" refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold or delay its consent to any Minor Alterations, but shall have the right to withhold and condition its consent to any other form of alterations in Landlord sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $10,000 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms to the then existing Building standards. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of not less than twenty (20) days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than forty-five (45) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand third party cost and expense incurred by Landlord in (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the actual reasonable fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant's construction (collectively, "Tenant's Contractors"), Landlord's consent shall be deemed conditioned upon each of Tenant's Contractors (1) not interfering with any laborer utilized by Landlord, Landlord's contractors, laborers, or materialmen; and (2) furnishing Landlord with evidence of acceptable liability insurance, worker's compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause such interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and shall cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for the Comparable Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant's Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Notwithstanding anything to the contrary herein, Tenant may remove any emergency generator which has been installed by the Tenant during the Term; provided that Tenant shall perform that removal work in compliance with all Applicable Laws.. For the sake of clarification, Tenant acknowledges that any generators existing in or serving the Premises as of the date of this Lease, or which are installed by Landlord after the date of this Lease, are the sole property of Landlord, and shall not be removed by Tenant. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord.

15.2    Landlord's approval of Tenant's plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant's expense, require that Landlord's contractors be engaged for any work upon the integrated Building mechanical or electrical systems.

15.3 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant's Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises. Tenant may elect to have a representative accompany Landlord during any such inspections but such accompaniment shall not be required for Landlord to exercise its rights hereunder.

ARTICLE 16.
FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1    Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a)    Such removal is made prior to the Expiration Date or the Termination Date; and

(b)	Tenant promptly repairs all damage caused by such removal.

16.2    If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of applicable law. Subject to Article 15.1 above, all other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor, and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests, in writing, Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal. In addition, if any alterations performed by Tenant do not use materials that conform to the building standards used by Landlord at the time of the particular alteration or if Tenant requests any initial improvements to the Premises pursuant to Exhibit C. if any, that use materials that do not conform to the building standards used by Landlord at the time of that work, Tenant shall (a) at Tenant's sole cost and expense, no later than the expiration of the

Term (or no later than thirty (30) days after the earlier termination of the Term) cause the improvements in the Premises to be restored to conform to Landlord's building standard at Tenant's sole cost and expense, or (b) if Landlord so elects in writing, Tenant shall pay Landlord a lump-sum amount determined by Landlord in its reasonable judgment sufficient to pay the cost of restoring the improvements in the Premises to building standard. Prior to commencing any alteration, Tenant may request that Landlord notify Tenant whether or not the proposed alteration will be required by Landlord to be removed or restored to conform to Landlord's Building standard at the end of the Term.

16.3    All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors.

ARTICLE 17.
PERSONAL PROPERTY AND OTHER TAXES

17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the assessed value of those leasehold improvements exceeds the assessed value of standard office improvements in other space in the Project regardless of whether title to those improvements is vested in Tenant or Landlord)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

ARTICLE 18.
ASSIGNMENT AND SUBLETTING

18.1    Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or any transfer by operation of law): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall, at Landlord's option, be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases.

For purposes of this Lease, the term "Transfer" shall also include (i) if a Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, members or managers thereof, or transfer of twenty-five percent (25%) or more of partnership or membership interests therein within a twelve (12) month period, or the dissolution of the partnership or the limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a corporation whose stock is not publicly held and not traded through an exchange or over the counter or any other form of entity, (A) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or other interests of or in Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (B) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; provided that clause (B) shall not apply to bona fide financing transactions entered into by Avaya Inc.

18.2    If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) business days prior to the proposed effective date of the Transfer, a written notice (the "Transfer Notice") which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee's or assignee's business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord, acting reasonably and in good faith, may request additional information concerning the Transfer or the proposed sublessee or assignee (the "Additional Information"). Subject to Landlord's rights under Section 18.6, Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within thirty (30) business days of receipt of Tenant's Transfer Notice; provided, however, Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limiting any other reasonable basis for Landlord to withhold its consent to the proposed Transfer, Landlord and Tenant agree that for purposes of this Lease and any Applicable Law, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Project, or the general character or quality of the Project; (ii) the financial net worth of the assignee or sublesee as of the time of the proposed transfer is equal to or greater than the financial net worth of the Tenant upon the Commencement Date and is sufficient for such assignee or sublease to fulfill its obligation pursuant to such assignment or; (iii) the transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the transferee, is a tenant of or negotiating for space in the Project occupies space in the Project or has negotiated with Landlord within the preceding one hundred twenty(120) days (or is currently negotiating with Landlord) to lease space in the Project, (iv) the transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government; (v) an Event of Default by Tenant has occurred and is uncured at the time Tenant delivers the Transfer Notice to Landlord; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant's lease within it or would give an occupant of the Project a right to cancel or modify its lease; (vii) in Landlord's judgment, the use of the Premises by the proposed transferee would not be comparable to the types of office use by other tenants in the Project, would entail any alterations which would lessen the value of the tenant improvements in the Premises, would result in more than a reasonable density of occupants per square foot of the Premises, would increase the burden on elevators or other Building systems or equipment over the burden thereon prior to the proposed Transfer, would require increased services by Landlord or would require any alterations to the Project to comply with applicable laws; (viii) the transferee intends to use the space for purposes which are not permitted under this Lease; (ix) the terms of the proposed Transfer would allow the transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant; (x) the proposed Transfer would result in more than three subleases per each full floor of the Premises being in effect at any one time during the Term; or (xi) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto;. Tenant hereby waives any right to terminate the Lease and/or recover damages as remedies for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.

18.3    Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect the rent owing by the assignee or sublessee directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any

Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.

18.4    Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following the date the same is payable to Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

(a)    In the case of an assignment, fifty percent (50%) of any sums or other economic consideration payable to Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of reasonable leasehold improvements paid for by Tenant in connection with such assignment and reasonable cost of any real estate commissions incurred by Tenant in connection with such assignment.

(b) In the case of a subletting, fifty percent (50%) of any sums or economic consideration payable to Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, (ii) the reasonable cost of tenant improvements made to the sublet portion of the Premises by Tenant for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and
(iii) the reasonable cost of any real estate commissions incurred by Tenant in connection with such subletting, which shall be amortized over the term of the sublease.

(c) Tenant shall provide Landlord with a detailed statement setting forth any sums or economic consideration Tenant either has or will derive from such Transfer, the deductions permitted under (a) and (b) of this Section 18.5, and the calculation of the amounts due Landlord under this Section 18.5, and upon Landlord's request, shall provide Landlord with all applicable documents related to such Transfer which may contain information related to the foregoing, and an Officer's Certificate from an Officer of Tenant certifying that such information is true, correct, and complete in all material respects.

18.5    If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of

Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.6    Landlord shall have the following option with respect to any assignment or subletting proposed by Tenant:

(a)    Notwithstanding any other provision of this Article, Landlord has the option, by written notice to Tenant (the "Recapture Notice") within thirty (30) days after receiving any Transfer Notice to recapture the Space covered by the proposed sublease or the entire Premises in the case of an assignment (the "Subject Space") by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant.

(b)    To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord's recapture and the denominator of which is the total rentable square feet in the Premises before Landlord's recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant's proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord's recapture. This Lease as so amended shall continue thereafter in full force and affect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord's recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord's sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

18.7    Notwithstanding anything to the contrary contained in this Article 18, Tenant may assign this Lease or sublet the Premises without the need for Landlord's prior consent if such assignment or sublease is to any parent, subsidiary or affiliate business entity which the initially named Tenant controls, is controlled by or is under common control with (each, an "Affiliate") provided that: (i) at least thirty (30) days prior to such assignment or sublease, Tenant delivers to Landlord the financial statements or other financial and background information of the assignee or sublessee as required for other transfers; (ii) if the transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the sublessee of a portion of the Premises or term assumes, in full, the obligations of Tenant with respect to such portion); (iii) the financial net worth of the assignee or sublessee as of the time of the proposed transfer is equal to or greater than the financial net worth of the Tenant upon the Commencement Date and is sufficient for such assignee or sublessee to fulfill its obligations pursuant to such assignment or sublease; (iv) Tenant remains fully liable under this Lease; and (v) unless Landlord consents to the same, the use of the Premises set forth herein remains unchanged in all material respects. As used in this section, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of at least fifty-one (51%) of the securities or partnership or other ownership interests of the entity subject to control.

18.8    Notwithstanding anything to the contrary contained in this Article 18, Tenant may engage in Approved Reorganizations (as defined below), without the express consent of Landlord; provided that (a) at least ten (10) days prior to the effective date of the Approved Reorganization, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization, (b) no Event of Default exists under this Lease during the period commencing on the date of Tenant's request and ending on the effective date of the Approved Reorganization, and (c) there is no change in use of the Premises. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of an Approved Reorganization, then Tenant may in lieu of the prior notice required under this Section give Landlord notice within ten (10) days after the effective date of the Approved Reorganization, together with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as an Approved Reorganization. As used herein, the term "Approved Reorganizations" means any merger, reorganization or consolidation of Tenant (whether or not Tenant is the surviving entity), or the sale of substantially all of the assets or stock of Tenant, in each case as a going concern, where (1) Tenant's successor (together with Tenant, so long as Tenant remains liable under this Lease) shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is at least equal to the net worth, on the Commencement Date, of the original named Tenant, and (2) Tenant's successor shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is sufficient to meet the remaining obligations of Tenant under this Lease.

ARTICLE 19.
DAMAGE OR DESTRUCTION

19.1    Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed.

19.1.1    Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage, Landlord shall repair the Premises or Building, except that Landlord shall not be required to rebuild, repair or replace Tenant's furniture, fixtures, furnishings, or equipment (collectively, "Tenant's Property") which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy.

19.1.2    Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, then Landlord shall have the option of (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises; or (b) to repair the Premises, provided insurance proceeds are available to pay for the full repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed (such period to be extended for delays caused by Tenant or because of any Force Majeure Events, as hereinafter defined), and Tenant has not reoccupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights of Tenant hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.
19.1.3    Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the

Premises or Building which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair, and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises or Building, provided insurance proceeds are available to pay for the repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant's Property). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

19.1.4    Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises or Building which was damaged or destroyed shall exceed $250,000.00, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Article 19.

19.1.5    Tenant's Termination Right. If the Building or the Premises is destroyed or damaged by fire or other casualty such that Tenant is deprived of access to the Premises or the use and occupancy thereof and a reputable contractor or architect designated by Landlord ("Landlord's Architect or Contractor") estimates in a notice (the "Reconstruction Estimate") provided to Tenant by Landlord within ninety (90) days after the casualty that the Building or the Premises is damaged to such an extent that Tenant will be deprived of access to the Premises or use and occupancy of the Premises for a period in excess of two hundred seventy days, then Tenant may terminate this Lease by giving Landlord notice within thirty (30) days after delivery of such contractor's or architect's estimate, whereupon this Lease shall terminate as of the date of the casualty. Landlord shall use commercially reasonable efforts to provide the Reconstruction Estimate to Tenant within 60 days after the casualty. If the Building or the Premises is destroyed or damaged by fire or other casualty and Landlord's Architect or Contractor has estimated (in a notice delivered to Tenant pursuant to the previous sentence) that Tenant will be deprived of access to the Premises or use and occupancy of the Premises for a period of two hundred seventy (270) days or less, but the Premises and access thereto and the use and occupancy thereof are not actually restored within two hundred seventy (270) days from the date (the "Untenantability Date") that Tenant is first deprived of such access or use and occupancy due to such casualty (the "Outside Date"), Tenant may terminate this Lease as of the Untenantability Date by giving Landlord notice within thirty (30) days after the Outside Date.

19.2    Uninsured Casualty.    Tenant shall be responsible for and shall pay to Landlord Tenant's Share of any deductible or retention amount payable under the property insurance for the Building as part of Operating Expenses. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option, in Landlord's sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right, but not the obligation, within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord's estimated cost of such repairs not later than fifteen (15) business days prior to Landlord's commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within thirty (30) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord's final payment to Landlord's contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord's sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

19.3    Waiver. The provisions of this Lease, including this Article 19, constitute an express agreement between Landlord and Tenant with respect to damage to, or destruction of, all or any portion of the Premises or the Project, and any statute or regulation of the State of California, including without limitation Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties (and any other statute or regulation now or hereafter in effect with respect to such rights or obligations), shall have no application to this Lease or to any damage or destruction to all or any portion of the Premises or the Project.

ARTICLE20.
CONDEMNATION

20.1    Total Condemnation.    If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

20.2    Partial Condemnation.    If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by both parties, Landlord shall have the option in

Landlord's sole and absolute discretion of either (i) relocating Tenant to comparable space within the Project or (ii) terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent, and the square footage shall be adjusted as reasonably determined by Landlord.

20.3    Award. If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

20.4    Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

ARTICLE 21.
HOLD HARMLESS

21.1    Tenant agrees to defend all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord (collectively, "Landlord Parties"), holders of mortgages secured by the Premises or the Project and any other party having an interest therein (collectively with Landlord Parties, the "Indemnified Parties") with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project (provided, however, that Tenant's indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by any Indemnified Party) arising from (a) injury to or death of any person, or damage to or loss of property on the Premises, the Project, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, (b) any violation of this Lease by or attributable to Tenant, or (c) subject to Section 13.4, any act, fault, omission or other misconduct of Tenant or its agents, contractors, licensees, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

21.2    Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant's agents, employees, licensees, or invitees, of the Project and (ii) Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by persons on the Project.

21.3    To the extent permitted by law, and not insured (or required to be insured) by Tenant under this Lease, Landlord shall indemnify Tenant and hold it harmless from and against any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Project, caused by the gross negligence or willful misconduct of Landlord, its employees or agents (provided, however, that Landlord's indemnity shall, in no event, extend to loss of profits, loss of business or other consequential damages incurred by Tenant). Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys' fees incurred in connection therewith.

ARTICLE 22.
DEFAULT BY TENANT

22.1    The term "Event of Default" refers to the occurrence of any one (1) or more of the following:

(a)    Failure of Tenant to pay when due any sum required to be paid hereunder which is not received by Landlord within seven (7) days after the date due (the "Monetary Default");

(b)    Failure of Tenant, after thirty (30) days written notice thereof, to perform any of Tenant's obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such thirty (30) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion and completes that cure within sixty (60) days;

(c)    Tenant, or any guarantor of Tenant's obligations under this Lease (the "Guarantor"), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant's debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant's or Guarantor's capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;

(d)    The abandonment of the Premises by Tenant for more than 15 days after written notice from Landlord, if the notice is served personally (or, if the notice is mailed, for more than 18 days after written notice from Landlord) while Tenant is in default in the payment of Rent;

(e)    The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially false; or

(f) If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

22.2    In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a)    Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and reasonably redocorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

"The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations)."

(b)    Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, actual costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The "worth at the time of award" of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent ( 1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3    If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant's property within the Premises after any Event of Default.

22.4    Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

22.5    If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus five percent (5%) thereof as partial reimbursement of Landlord's overhead and administrative costs likely to be incurred.

22.6    In addition to Landlord's rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent and Landlord's estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months following said cure. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord's estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

22.7    Nothing contained in this Article 22 shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 22. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8    Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy, Landlord's acceptance of partial payment of Rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9    In the event that Tenant's right of possession of the Premises is terminated prior to the end of the initial Term by reason of an Event of Default by Tenant, then immediately upon such termination, an amount shall be due and payable by Tenant to Landlord equal to the unamortized portion as of that date (which amortization shall be based on an interest rate of ten percent (10%) per annum) of the sum of (a) the cost of Landlord's Work (if any), (b) the Allowance (if any), (c) the value of any free Base Rent (i.e., the Base Rent stated in this Lease to be abated as an inducement to Tenant's entering into this Lease) enjoyed as of that date by Tenant, and (d) the amount of all commissions paid by Landlord in order to procure this Lease.

22.10    Tenant waives the right to terminate this Lease due to Landlord's default hereunder, and Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief. Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.

ARTICLE 23.
INTENTIONALLY OMITTED

ARTICLE 24.
[INTENTIONALLY OMITTED]

ARTICLE25.
ATTORNEYS' FEES

25.1 All costs and expenses, including reasonable attorneys' fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord in each case under and in accordance with the terms of this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as Additional Rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms "attorneys' fees" or "attorneys' fees and costs," or "costs and expenses" shall mean the fees and expenses of external legal counsel of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. In addition, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys' fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

ARTICLE26.
NON-WAIVER

26.1 Neither acceptance of any payment by Landlord from Tenant nor, failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party's duly authorized agent.

ARTICLE27.
RULES AND REGULATIONS

27.1 Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.

ARTICLE28.
ASSIGNMENT BY LANDLORD

28.1 Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord's obligations by the transferee or assignee.

ARTICLE29.
LIABILITY OF LANDLORD

29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project. In addition, Tenant agrees to look solely to Landlord's interest in the Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, member, or officer of any of the foregoing shall ever be personally liable for any such judgment. The limitations of liability contained in this Section 29.1 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

ARTICLE30.
SUBORDINATION AND ATTORNMENT

30.1 This Lease, at Landlord's option, shall be subordinate to any present or future mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within fifteen (15) days after written demand. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise.

30.2    Each party shall, at such time or times as the other party may request, upon not less than fifteen (15) days' prior written request by the requesting party, sign and deliver to the requesting party a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether to the knowledge of the certifying party there are any defaults hereunder; and in the circumstance where Landlord is the requesting party, such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by the requesting party and by any prospective purchaser of all or any portion of the requesting party's interest herein, or a holder or prospective holder of any mortgage encumbering the Building. Tenant's failure to deliver such statement within five (5) business days after Landlord's second written request therefor shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.3    Tenant shall deliver to Landlord prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project, and to any encumbrancer of all or any portion of the Building or the Project.

30.4    Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission of any Statements to Landlord.

ARTICLE31.
HOLDING OVER

31.1 In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, without the expressed prior written approval of Landlord, then such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, an amount equal to one hundred fifty percent (150%) of the Base Rent otherwise provided for herein, during the time of holdover together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term of this Lease.

ARTICLE 32.
SIGNS

32.1    Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality and nature of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises, provided that such signs must not be visible from the exterior of the Building and any elevator lobby sign shall comply with Landlord's then-current Building standard signage program. Any signs within an elevator lobby or visible from an elevator lobby shall be subject to Landlord's reasonable approval.

32.2    If other tenants occupy space on the floor on which a portion of the Premises is located, Tenant's identifying signage with respect to such floor shall be provided by Landlord, at Landlord's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

32.3    Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord or permitted pursuant to Section 32.4 below may be removed, upon not less than five (5) business days prior written notice to Tenant, at the sole expense of Tenant. Except as provided in Section 32.4, below, Tenant may not install any signs on the exterior or roof of the Building or the Common Areas. Any signs, window coverings, blinds or other items visible from the exterior of the Premises or the Building, shall be subject to the prior approval of Landlord, in its sole discretion.

32.4    Tenant shall be entitled to install the following signage (collectively, the "Tenant's Signage"):

(a)    So long as Tenant leases and occupies at least five (5) full floors in the Building, to the extent allowed pursuant to Applicable Laws and the provisions of any CC&Rs affecting the Project, exclusive signage on the Building identifying Tenant's name or logo located in the same location as Tenant's Building top sign as of the date of this Lease (the "Building Top Signage").

(b)    So long as Tenant leases and occupies at least one (1) full floor in the Building, space on the existing monument sign located on Great America Parkway adjacent to the Building equal to one-sixth of the total signage area for each full floor of the Building leased and occupied by Tenant, not to exceed 50% of the total signage are on that monument sign.

32.4.1    Tenant's Signage shall set forth Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 32.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "Sign Specifications") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Landlord hereby approves Tenant's Building Top Signage and monument signage existing on the date of this Lease. For purposes of this Section 32.4.1, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any CC&Rs affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining provisions of this Lease shall be unaffected.

32.4.2    To the extent Tenant desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name").

32.4.3    The rights contained in this Section 32.4 shall be personal to Original Tenant and its Permitted Transferees, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) to the extent (i) they are not in monetary or material non-monetary default under this Lease (beyond any applicable notice and cure period) and (ii) if they lease the required amounts of space in the Building set forth above (i.e., at least five (5) full floors in the Building with respect to the Building Top Signage, and at least one full floor in the Building, with respect to the monument signage, as applicable).

32.4.4    In the event Tenant vacates the entire Premises for a period of time longer than three (3) months, then Landlord shall have the right upon sixty (60) days' written notice to Tenant to either remove Tenant's Signage or require Tenant to remove Tenant's Signage. In the event Landlord gives that notice, Tenant's rights to Tenant's Signage shall terminate and Tenant's Signage shall be removed unless Tenant reoccupies at least fifty percent (50%) of the rentable area of the Premises for bona fide purposes of conducting business therein prior to the expiration of that 60-day period.

32.4.5    The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within fifteen (15) business days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than fifteen (15) business days to perform, Tenant shall commence such repairs and/or maintenance within such fifteen (15) business day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work. Upon the expiration or earlier termination of this Lease or the earlier termination of Tenant's signage rights pursuant to this Section 32, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord, upon the delivery of an additional five (5) business days' prior written notice, may perform such work, and all actual out-of-pocket costs reasonably incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. Tenant shall be solely responsible for any damage caused as a result of the Building Top Signage and (i) any additional maintenance costs with respect to the roof arising out of the installation, maintenance, repair, replacement or removal of the Building Top Signage. The provisions of this Section 32.4.5 shall survive the expiration or earlier termination of this Lease.

ARTICLE33
HAZARDOUS SUBSTANCES

33.1    Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not violative of applicable Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.

33.2    The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3    Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord taking into consideration the level and manner which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the Term of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of on the Premises or otherwise released onto or from the Premises without the written approval of Landlord.

33.4    Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Article 33, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.

33.5    Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

33.6    In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Article 33 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.

ARTICLE 34.
COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1    Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act.

34.2    As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that as of the date hereof: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person " or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted business or has engaged in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 34.2 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof. Any breach by Tenant of the foregoing representations and warranties shall be deemed an Event of Default by Tenant under this Lease and shall be covered by the indemnity provisions of Section 21.1 above. The representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE35.
SEVERABILITY

35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby . It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE36.
NOTICES

36.1    Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed to Landlord's address and Tenant's address, as applicable, as specified in the Basic Lease Information. Either party may change its address for notice from time to time by serving written notice of the new address as provided in this Article 36.

36.2    Notice hereunder shall become effective upon (a) delivery in case of personal delivery and (b) receipt or refusal in case of certified or registered mail or delivery by overnight courier.

ARTICLE37.
OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE38.
ENTIRE AGREEMENT

38.1    This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2    THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY

BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

38.3    This Lease may be executed in counterparts, all of which shall constitute the same Lease, notwithstanding that all parties to this Lease are not signatory to the same or original counterpart. Delivery of an executed counterpart of this Lease by telefacsimile shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Lease by telefacsimile also shall deliver an original executed counterpart of this Lease, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Lease. Signature pages may be detached from the counterparts and attached to a single copy of this Lease to physically form one (1) document.

ARTICLE39
CAPTIONS

39.1 Paragraph captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease.

ARTICLE40
CHANGES

40.1 Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified .

ARTICLE41
AUTHORITY

41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies , including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE42.
BROKERAGE

42.1 Tenant represents and warrants to Landlord that it has dealt only with Tenant's Broker and Landlord's Broker as defined in Basic Lease Information, in negotiation of this Lease.

Landlord shall make payment of the brokerage fee due the Landlord's Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord's Broker. Landlord's Broker shall pay a portion of its commission to Tenant's Broker pursuant to a separate agreement between Landlord's Broker and Tenant's Broker. Except for amounts owing to Landlord's Broker and Tenant's Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord's agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.

ARTICLE43.
EXHIBITS

43.1    Exhibits A through H are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE44
APPURTENANCES

44.1 The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE45.
PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

45.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are, or in the future may be, conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action for ejection under any provisions of law, after reentry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejection. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of Rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

ARTICLE46.
RECORDING

46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

ARTICLE47.
MORTGAGEE PROTECTION

47.1 Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

ARTICLE48.
OTHER LANDLORD CONSTRUCTION

48.1    Tenant acknowledges that portions of the Project may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of Rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.

48.2    It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall use commercially reasonable efforts to not unreasonably interfere with Tenant's use of the Premises during the performance of such Renovations. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

ARTICLE49.
PARKING

49.1 The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established and to such other rules and regulations as Landlord may establish. Tenant, its employees and invitees shall use no more than the Maximum Parking Allocation. Tenant's use of the parking spaces shall be confined to the Project. If, in Landlord's reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on properties and buildings which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project.

ARTICLE 50.
ELECTRICAL CAPACITY

Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply Tenant's electrical requirements upon written request of Tenant shall be installed by Landlord at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51.
OPTION TO EXTEND LEASE

51.1    Extension Option. Tenant shall have the option to extend this Lease (the "Extension Option") for one additional term of five (5) years (the "Extension Period"), upon the terms and conditions hereinafter set forth:

(a)    If the Extension Option is exercised, then the Base Rent per annum for such Extension Period (the "Option Rent") shall be an amount equal to the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the Extension Option for such Extension Period; provided, however, that the Option Rent shall in no event be less than the Base Rent scheduled to be paid during the year immediately prior to the commencement of the Extension Period.

(b)    The Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this Section 5l.l(b).

(i)    If Tenant wishes to exercise the Extension Option, Tenant must, on or before the date occurring nine (9) months before the expiration of the initial Lease Term (but not before the date that is twelve (12) months before the expiration of the Initial Lease Term), exercise the Extension Option by delivering written notice (the "Exercise Notice") to Landlord. If Tenant timely and properly exercises its Extension Option, the Lease Term shall be extended for the Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the Extension Period shall be as provided in Section 51.1(a) and Tenant shall have no further options to extend the Lease Term.

(ii)    If Tenant fails to deliver a timely Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

(c)    It is understood and agreed that the Extension Option hereby granted is personal to Tenant and is not transferable. In the event of any assignment or subletting of the Premises or any part thereof, the Extension Option shall automatically terminate and shall thereafter be null and void.

(d)    Tenant's exercise of the Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that (i) an Event of Default by Tenant remains uncured at the time of delivery of the Exercise Notice or at the commencement of the Extension Period, or (ii) Tenant shall have reduced the size of and/or modified the Premises below three (3) full contiguous floors by agreement with Landlord or pursuant to an express right in this Lease.

51.2    Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.

(a)    "Fair Market Rental Value" means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm's length negotiations, without any additional inducements, for a lease of the applicable space on the applicable terms and conditions for the applicable period of time. Fair Market Rental Value shall be determined by Landlord considering the most recent new direct leases (and market renewals and extensions, if applicable) in the Building and in Comparable Buildings owned or managed by Landlord in the Market Area. If there are no such direct leases that are recent, consideration shall be given to the most recent new direct leases (and market renewals and extensions, if applicable) in other Comparable Buildings in the Market Area.

(b)    In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i)    Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;

(ii)    Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.

(c)    If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord's sole option, elect to do the following:

(i)    Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii)    Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

51.3    Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.3.

(a)    Negotiated Agreement.    Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the date (the "Outside Agreement Date") that is six (6) months prior to the expiration of the initial Lease Term.

(b)    Parties' Separate Determinations.    If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within five (5) days after the Outside Agreement Date.

(iii)    Two Determinations.    If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).

(iv)    One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the five (5) day period, that failure shall be conclusively considered to be that party's approval of the Fair Market Rental Value submitted within the five (5) day period by the other party.

(c)    Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).

(i)    Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord's or Tenant's submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 51.2.

(ii)    Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers who have been active in the leasing of commercial multi-story properties in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s).

(iii)    Parties' Appointment of Arbitrators.    Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator's name and business address.

(iv)    Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator's name and business address.

(v)    Arbitrators' Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord's or Tenant's submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.

(vi)    If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator's appointment. The arbitrator's decision shall be binding on Landlord and Tenant.

(vii)    If Only Two Arbitrators Are Appointed.    If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.

(viii)    If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 5l.3(c).

51.4    Cost of Arbitration. The cost of the arbitration shall paid by the losing Party.

ARTICLE 52.
TELECOMMUNICATIONS LINES AND EQUIPMENT

52.1    Location of Tenant's Equipment and Landlord Consent:

52.1.1    Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises only with Landlord's prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord. Any request for consent shall contain such information as Landlord may request.

52.1.2    Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

52.1.3    If Landlord consents to Tenant's proposal, Tenant shall pay all of Tenant's and Landlord's third party costs in connection therewith (including without limitation all costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant's sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

52.1.4    Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

52.2    Reallocation of Line Space.    Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.

52.3    Line Problems. Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant's requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

52.4    Electromagnetic Fields.    If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant's sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

52.5	Removal of Electrical and Telecommunications Wires.

52.5.1    Within thirty (30) days after the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant to:

(a)    Retain any or all Lines installed by Tenant in the risers of the Building;
(b)    Remove any or all such Lines and restore the Premises and risers to their condition existing prior to the installation of the Lines ("Wire Restoration Work"). Landlord shall perform such Wire Restoration Work at Tenant's sole cost and expense; or

(c)    Require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense.

52.5.2    In the event Landlord elects to retain the Lines, Tenant covenants that Tenant shall have good right to surrender such Lines, free of all liens and encumbrances,

and that all Lines shall be left in their then existing condition, reasonable wear and tear excepted, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

52.5.3    In the event Tenant fails or refuses to pay all costs of the Wire Restoration Work within ten (10) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of such unpaid costs relative to the Wire Restoration Work . The retention or application of such Security Deposit by Landlord pursuant to this clause does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity. The provisions of this clause shall survive the expiration or sooner termination of the Lease.

ARTICLE 53.
ERISA

53.1    To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord that:

(a)    Tenant is not an "employee benefit plan" (as that term is defined in Section 3(3) of ERISA); and

(b)    Tenant is not acquiring the leasehold estate as a plan asset subject to ERISA but for Tenant's own investment account; and

(c)    Tenant is not an "affiliate" of Landlord as defined in Section IV(b) or PTE 90-1;
(d)    Tenant is not a "party in interest" (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e)    Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant's operations.

ARTICLE 54.
EMERGENCY GENERATORS

54.1    Tenant shall have the exclusive right, at Tenant's sole cost and expense, to use the single Building emergency generator that is of the Commencement Date connected solely to the data center in the first floor of the Building (the "Generator"). Any work that may need to be performed to the Generator, including without limitation any repairs, replacements, maintenance, modifications, improvements or alterations to any such connection(s), shall be performed by Tenant, at Tenant's sole cost and expense in accordance with the applicable provisions of this Lease, including without limitation Articles 8, 11 and 15. Landlord shall have no obligation to maintain, repair, replace, improve, alter, or otherwise modify the Generator from its existing state, and Tenant agrees that the Generator is being accessed and used by Tenant in its "AS-IS" condition.

54.2    Tenant shall enter into a maintenance contract with a reputable maintenance contractor approved by Landlord for the maintenance and testing of the Generator and shall provide Landlord with copies of that contract and quarterly maintenance reports within 10 days after they are received by Tenant. Tenant shall be solely responsible for payment of all costs under that maintenance contract.

54.3    Landlord does not warrant the effectiveness of the Generator and Landlord shall have no responsibility whatsoever for the failure of, or damage to any of Tenant's equipment, materials, supplies or machinery, or any damage to Tenant's business, resulting from the failure of the Generator to provide suitable or adequate back-up power to the Premises.

54.4    Except in the event of Landlord Parties' gross negligence or willful misconduct, Tenant shall be solely responsible for, and shall indemnify, defend, and hold harmless the Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party incurs arising from (i) Tenant's use of the Generator, or (ii) any repairs, maintenance, modification, improvements or alterations to any connection(s) to the Generator and its connections to the electrical system serving the Premises, including without limitation those relating to injury to or death of any person, or damage to or loss of property or business.

54.5    Tenant may use and store diesel fuel in the above-ground storage tank for the Generator and may use and store diesel fuel in an above-ground storage tank for any other generator installed by Tenant with Landlord's approval pursuant to this Lease. Tenant's rights under this Section 54.5 shall be subject to the following additional terms and provisions: (a) the exercise of Tenant's rights under this Section shall be subject to Tenant's compliance with all laws and acquisition of all approvals and permits required from applicable governmental authorities; (b) the installation, maintenance, monitoring and removal of any storage tank shall be at Tenant's sole cost and expense; (c) Tenant shall comply with all laws pertaining to the operation, maintenance and monitoring of storage tanks, along with any additional requirements imposed by Landlord in connection therewith, and shall provide Landlord with evidence of such compliance in such form and at such times as Landlord requires; (d) Tenant shall maintain and repair the storage tank and shall be responsible for all reporting, monitoring, clean up and remediation activities and costs pertaining to the storage tank and materials stored therein or released therefrom; and (e) at the expiration or earlier termination of the Lease, Tenant shall remove any generator and storage tank installed by Tenant (and obtain a customary closure certificate from applicable governmental authorities in connection with such removal), and restore any damage to the Building or Common Areas that occurs in connection with such removal.

ARTICLE 55.
TENANT'S RIGHT OF FIRST REFUSAL

55.1    Landlord hereby grants to Original Tenant or a Permitted Transferee a one-time right of first refusal (the "First Refusal Right") with respect to the space on the 6th floor of the Building (the "First Refusal Space"). Tenant's right of first refusal shall be on the terms and conditions set forth in this Article 55.

55.2    If at any time Landlord receives a good faith written offer (the "Good Faith Offer") to lease any portion of the First Refusal Space which Landlord desires to accept, then, subject to Section 55.8, below, Landlord shall deliver to Tenant a written notice (the "First Refusal Notice") setting forth the terms of such Good Faith Offer and providing Tenant with the right to exercise its First Refusal Right as set forth herein. The First Refusal Notice shall describe the space so offered to Tenant and shall set forth the "First Refusal Rent," as that term is defined in Section 55.4 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant (collectively, the "Economic Terms"), which Economic Terms shall be consistent with the terms of the Good Faith Offer.

55.3    If Tenant wishes to exercise its First Refusal Right, then within ten (10) business days of delivery of the First Refusal Notice to Tenant (the "Exercise Period"), Tenant shall deliver notice to Landlord of Tenant's exercise of its First Refusal Right with respect to all of the space described in the First Refusal Notice on the terms contained in such First Refusal Notice with a copy of Tenant's then current financial statements certified as true and correct by an officer of Tenant. If Tenant does not notify Landlord prior to the expiration of the Exercise Period, then Landlord shall be free to lease all or any part of the First Refusal Space describe in the First Refusal Notice to anyone to whom Landlord desires on any terms that Landlord desires.

55.4    The Rent payable by Tenant for the First Refusal Space (the "First Refusal Rent") shall be equal to the Economic Terms set forth in the First Refusal Notice.

55.5    Tenant shall take the First Refusal Space in its "as is" condition, and the construction of improvements in the First Refusal Space shall be performed by Tenant and shall comply with the terms of Article 15 of this Lease.

55.6    If Tenant timely exercises Tenant's right to lease the First Refusal Space as set forth herein, Tenant's exercise shall be binding. Landlord and Tenant shall endeavor to execute within fifteen (15) days thereafter an amendment to this Lease for such First Refusal Space upon the terms and conditions as set forth in the First Refusal Notice and this Article 55, but failure of either Landlord or Tenant to execute that amendment shall not limit the binding nature Tenant's exercise. Notwithstanding the foregoing, Landlord, by written notice to Tenant, within ten (10) days after receipt of Tenant's exercise of its right to lease the First Refusal Space and Tenant's certified financial statements shall have the right to withdraw the First Refusal Notice if Landlord in its sole discretion determines that Tenant's financial condition is not sufficient to support the lease of such First Refusal Space. The term of the First Refusal Space shall commence upon the date of delivery of the First Refusal Space to Tenant (the "First Refusal Commencement Date"), and terminate on the date set forth in the First Refusal Notice (the "First Refusal Term"), subject to the Economic Terms agreed upon for the lease of the First Refusal Space.

55.7    The rights of Tenant contained in this Article 55 shall be personal to the Original Tenant and its Permitted Transferees and may only be exercised by the Original Tenant or its Permitted Transferees (and not any other assignee or any sublessee or other transferee of the Original Tenant's interest in this Lease). Tenant shall not have the right to lease First Refusal Space, as provided in this Article 55, if, as of the date of the attempted exercise of any First Refusal Right by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Refusal Space to Tenant, an uncured Event of Default by Tenant exists under this Lease. In addition, Tenant's right to lease each portion of the First Refusal Space shall terminate and be of no further force or effect in the event Tenant fails to lease such portion of the First Refusal Space following Tenant's receipt of a First Refusal Notice from Landlord.

55.8    Landlord shall not be obligated to give a First Refusal Notice, and Tenant shall have no rights under this Lease, with respect to any extension of a lease of the First Refusal Space that existed as of the date of this Lease, whether the extension is pursuant to the terms of that lease or in lieu of the any right to extend contained in that lease.

ARTICLE 56.
LETTER OF CREDIT

56.1    Letter of Credit. No later than October 1, 2011, Tenant shall provide, at Tenant's sole cost and expense, a Letter of Credit (as defined below) in the Letter of Credit Required Amount (as defined in the Basic Lease Information) as additional security for the faithful performance and observance by Tenant of all of the provisions of this Lease, on the terms and conditions set forth below. Tenant's failure to deliver the Letter of Credit by that date shall be an immediate Event of Default under this Lease, without any notice or cure rights. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit and the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. As used herein the term "Letter of Credit Required Amount" initially means $2,500,000.00. Subject to the remaining terms of this Article 56, and provided the Reduction Conditions (as defined below) have been satisfied at the particular reduction effective date, Tenant shall have the right to reduce the Required Amount so that the new Required Amount shall be $2,000,000.00 effective as of the first day of the (37th) month of the Term and $1,000,000.00 effective as of the first day of the sixty-first (61st) month of the Term. If Tenant is not entitled to reduce the Required Amount as of a particular reduction effective date due to the failure of one or more of the Reduction Conditions, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had all of the Reduction Conditions been satisfied. If Tenant is entitled to a reduction in the Required Amount, Tenant shall provide Landlord with written notice requesting that the Required Amount be reduced as provided above (the "Reduction Notice"). The Reduction Notice must include copies of Tenant's financial statements, including its most recent 10-K filing and 10-Q filings covering at least the 12-month period ending on the most recent completed fiscal quarter prior to the date the Reduction Conditions must be satisfied (collectively, the "Required Financial Statements") in a form reasonably acceptable to Landlord and Tenant's calculation of EBITDA Margin (as defined below) and the Interest Coverage Ratio (as defined below) based on those Required Financial Statements showing that the applicable Reduction Conditions have been satisfied. If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Required Amount as provided herein, the reduction shall be effectuated by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit in the new Required Amount or amending the then-existing Letter of Credit to that new Required Amount. The term "Reduction Conditions" means the following conditions which have been satisfied in the Required Financial Statements as determined by Landlord:

(a)	EBITDA Margin for the prior twelve months is not less than 15%.

(b)	Interest Coverage Ratio for the prior twelve months is not less than 1.6X.

(c)	No Event of Default shall have occurred and be continuing under this Lease.

As used in this Section 56.1, the following terms shall have the following meanings.

(i)"EBITDA" means Income (Loss) before income taxes plus interest expense plus depreciation and amortization plus any write-downs of goodwill or intangibles, all as disclosed in Tenant's financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America;

(ii)	"EBITDA Margin" means EBITDA as a percentage of Revenue; and

(iii)	"Interest Coverage Ratio" means (A) EBITDA, divided by (B) interest expense. If
Tenant makes an acquisition during the period of time for which the Interest Coverage Ratio is being calculated which requires the issuance of additional debt, then the Tenant will also provide a proforma Interest Coverage Ratio calculation which assumes the debt issued for the acquisition was done so at the beginning of the 12 month period for which the Interest Coverage Ratio is being calculated .

56.2    Delivery of Letter of Credit. (a) Tenant shall cause a Letter of Credit, in the amount of the Letter of Credit Required Amount to be issued by the UC Bank (b) Tenant will cause the Letter of Credit to remain in full force and effect during the entire Term and thereafter until thirty (30) days after expiration or earlier termination of the Lease; and (c) the initial Letter of Credit will be delivered to Landlord no later than October 1, 2011. Tenant's failure to deliver the Letter of Credit by that date shall be an immediate Event of Default under this Lease, without any notice or cure rights. Tenant shall provide Landlord with a draft of the Letter of Credit prior to its issuance by the UC Bank, and in no event later than September 20, 2011. So long as no Event of Default then exists, Landlord shall return the Letter of Credit to Tenant within thirty (30) days after the Expiration Date. The specific requirements for the Letter of Credit and the rights of Landlord to make draws thereon will be as set forth in this Article 56. All of Tenant's rights and all of

Landlord's obligations under this Lease are strictly contingent on Tenant's delivering and thereafter causing the Letter of Credit to remain in full force and effect during the entire Term.

56.3    Draws on the Letter of Credit. Immediately upon, and at any time or from time to time after, the occurrence of any one or more Draw Events (as defined below), Landlord will have the unconditional right to draw on the Letter of Credit in accordance with this Article 56. Upon the payment to Landlord of the Draw Proceeds, Landlord will hold the Draw Proceeds in its own name and for its own account, without liability for interest, to use and apply any and all of the Draw Proceeds only (a) to cure any Event of Default by Tenant; (b) to pay any other sum to which Landlord becomes obligated by reason of Tenant's failure to carry out its obligations under this Lease; or (c) to compensate Landlord for any monetary loss or damage which Landlord suffers thereby arising from Tenant's failure to carry out its obligations under this Lease. In addition, if the Draw Event is the failure of Tenant to renew the Letter of Credit as required hereunder, then Landlord shall be entitled to draw the entire Letter of Credit as a cash security deposit, held as a pledge under the California Uniform Commercial Code to secure Tenant's obligations under this Lease. Among other things, it is expressly understood that the Draw Proceeds will not be considered an advance payment of Base Rent or Additional Rent or a measure of Landlord's damages resulting from any Event of Default hereunder (past, present or future). Further, immediately upon the occurrence and during the continuance of any one or more Draw Events, Landlord may, from time to time and without prejudice to any other remedy, use the Draw Proceeds (whether from a contemporaneous or prior draw on the Letter of Credit) to the extent necessary to make good any arrearages of Base Rent or Additional Rent, to pay to Landlord any and all amounts to which Landlord is entitled in connection with the pursuit of any one or more of its remedies hereunder, and to compensate Landlord for any and all other damage, injury, expense or liability caused to Landlord by any and all such Events of Default. Any delays in Landlord's draw on the Letter of Credit or in Landlord's use of the Draw Proceeds as provided in this Article 56 will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Following any such application of the Draw Proceeds, Tenant will either pay to Landlord on demand the cash amount so applied in order to restore the Draw Proceeds to the full amount thereof immediately prior to such application or cause the Letter of Credit to be replenished to its full amount thereunder. Failure to either pay that cash amount or cause the Letter of Credit to be replenished to its full amount thereunder within five (5) business days after that application of the Draw Proceeds shall constitute an Event of Default without the right to any notice or cure period. Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant arising from a claim that Landlord violated the bankruptcy code's automatic stay in connection with any draw by Landlord of any Draw Proceeds, Landlord's liability (if any) under such circumstances being limited to the reimbursement of direct costs as and to the extent expressly provided in this Section 56.3. Nothing in this Lease or in the Letter of Credit will confer upon Tenant any property rights or interests in any Draw Proceeds; provided, however, that upon the expiration or earlier termination of this Lease, and so long as there then exist no Draw Events or Events of Default hereunder, Landlord agrees to return of any remaining unapplied balance of the Draw Proceeds then held by Landlord to Tenant, and the Letter of Credit itself (if and to the extent not previously drawn in full) to the UC Bank. Landlord may draw on the Letter of Credit and/or apply any Deposit in any order.

56.4	Applicable Definitions.

"Draw Event" means each of the following events:

(a)    the occurrence of any one or more of the following which shall have also been preceded, simultaneously accompanied, or succeeded by an Event of Default under this Lease regardless of the absence of any notice of default which might otherwise be required with respect to an Event of Default if the giving of notice to Tenant about such breach by Tenant is stayed or barred due to one of the following events:

(i)	Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors, (ii) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within sixty (60) days, (iii) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, (iv) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession not being restored to Tenant within sixty (60) days, or (v) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure and such subjection not being discharged within sixty (60) days;

(b)    the failure of Tenant, not less than thirty (30) days prior to the stated expiration date of the Letter of Credit then in effect, to cause an extension, renewal or replacement issuance of the Letter of Credit, to be effected, which extension, renewal or replacement issuance will be made by the UC Bank, will otherwise meet all of the requirements of the initial Letter of Credit hereunder, which failure will be an Event of Default under this Lease;

(c)    the failure of Tenant to make when due any payment of Base Rent, of any monthly installment of any Additional Rent, or pay any other monetary obligation within seven (7) days after the amount is due; and

(d)    the payment by Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder which Tenant has not cured within fifteen (15) days after notice thereof by Landlord (or, if Landlord is prevented from giving notice by application of the bankruptcy code's automatic stay, the payment of Landlord of any sum to cure a failure by Tenant to comply with any non-monetary obligation hereunder that Tenant has not cured within fifteen (15) days from the date of the breach).

"Draw Proceeds" means the proceeds of any draw or draws made by Landlord under the Letter of Credit, together with any and all interest accruing thereon.

“L/C Bank" means, initially, Citibank, N .A., any other United States bank having a credit rating on the date the Letter of Credit is issued that is equal to or better than the credit rating of Citibank, N.A., as of the date of this Lease, or any other United States bank which is approved by Landlord in Landlord's sole discretion

"Letter of Credit" means that certain one-year irrevocable letter of credit, in the Letter of Credit Required Amount, issued by the L/C Bank, as required under Section 56.2 and, if applicable, as extended, renewed, replaced or modified from time to time in accordance with this Lease, which letter of credit will be transferable and in substantially the same form as attached Exhibit H.

56.5    Transfer of Letter of Credit. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Premises and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Letter of Credit and/or the Draw Proceeds to the transferee or mortgagee, and in such event, Tenant shall look solely to such transferee or mortgagee for return of the Letter of Credit and/or the Draw Proceeds so transferred. Tenant shall pay all fees and charges of the UC Bank with respect to any transfer of the Letter of Credit . Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the Letter of Credit and/or the Draw Proceeds to such transferee or mortgagee.

56.6    Letter of Credit is Not Security Deposit.    Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code 1950.7 in any way: (a) is determined to be applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord's rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under this Lease or any damages Landlord may suffer following termination of this Lease, then Tenant full and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord's damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

56.7    Substitute Letter of Credit.    In the event the UC Bank is declared insolvent by the FDIC or is closed for any reason, Tenant shall immediately provide a substitute Letter of

Credit meeting the requirements of this Article 56 from another United States Bank which is reasonably approved by Landlord.

ARTICLE 57.
ALLOWANCE

57.1 So long as no Event of Default shall be existing under the Lease as of the date Tenant requests reimbursement of the Allowance (as defined below), Landlord agrees to reimburse Tenant up to, and not to exceed, the sum of $1,285,775.00 (the "Allowance") (based on a $5.00 prsf of the Premises) for costs incurred in connection with the design and construction of the permanent improvements to the Premises, including but not limited to the professional services and its fees like architects, engineers, project managers, (the "Allowance Items"). Landlord shall pay the Allowance to Tenant upon delivery to Landlord of "Tenant's Allowance Notice" (as defined below) according to the terms and conditions of this Section 57.1. Not more frequently than once in any calendar month, Tenant may submit to Landlord a written notice indicating that Tenant has paid the cost of Allowance Items, which notice shall be accompanied by all of the following (collectively, "Tenant's Allowance Notice"): (i) copies of paid invoices for the Allowance Items, and (ii) certification that the Special Allowance Items have been delivered to and installed in the Premises, (iii) final unconditional lien releases in compliance with California law from Tenant's general contractor and all subcontractors and material suppliers, showing that full payment has been received for the construction of the Allowance Items, and (iv) copies of all building permits (if any) required by the City in connection with the construction and installation of the Allowance Items signed by the appropriate building inspector, indicating that the Allowance Items have been finally approved. The Allowance shall be available for reimbursement to Tenant during the period from June 1, 2012 through July 1, 2013 (the "Window"). Any portion of the Allowance not requested by Tenant within the Window shall be deemed forfeited by Tenant and shall no longer be available for disbursement to or for the account of Tenant. No part of the Allowance may be used as a credit against Rent or for any purpose other than construction of the Allowance Items. In addition to the foregoing conditions, Landlord's obligation to disburse the Allowance is conditioned upon Landlord's prior receipt of the Security Deposit or Letter of Credit, whichever is applicable.

Remainder of page intentionally left blank.
Signatures on following page.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:

AVAYA INC., a Delaware corporation

By: /s/ Courtney Mezinis
Courtney Mezinis
Sr. Director Avaya Global Real Estate

Tenant's NAICS Code: 334210

LANDLORD:

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA, a New Jersey
corporation ,

By: /s/ Jeffrey D. Mills
Jeffrey D. Mills
Vice President

EXHIBIT A

THE PROJECT

EXHIBIT B

PREMISES

(See Attached)

EXHIBIT C
[INTENTIONALLY OMITTED]

EXHIBIT D

RULES AND REGULATIONS
Tenant shall faithfully observe and comply with the following Rules and Regulations:
Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or the Project.

1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3.Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. After-hours access by Tenant's authorized employees may be provided by card key access or other procedures adopted by Landlord from time to time. Landlord shall furnish to Tenant free of charge 250 access cards for each 50,000 square feet of rentable area in the Premises ("Initial Access Cards"). Tenant shall pay for the costs of all access cards in excess of the Initial Access Cards provided to Tenant's employees and all replacements of lost, stolen or damaged cards in an amount to be determined by Landlord in its reasonable discretion. Access to the Building and/or Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety arid protection of life and property.

4.Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.Except for intra-office distribution of mail and supplies in the ordinary course, no furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall notify Landlord in advance if Tenant needs to move any freight, supplies, furniture, fixtures or other personal property in or out of the Premises. So long as Tenant shall have provided that notice, Landlord shall allow Tenant access to the freight elevator for intervals not to exceed four hours or Landlord may elect to convert a passenger elevator for Tenant's use in moving those items. Under no circumstances shall Tenant move any freight, supplies, furniture, fixtures or other personal property in a non-converted passenger elevator or through the building lobby. Landlord shall have the right to tow unattended vehicles at the vehicle owner's expense.

6.Landlord shall have the right to control and operate the public portions of the Building and the Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7.The requirements of Tenant will be attended to only upon application at the management office of the Project or at such other location as may be designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8.Tenant shall not disturb, solicit, or canvass any occupant of the Building or the Project and shall cooperate with Landlord or Landlord's agents to prevent same.

9.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10.Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any boles and other damage to the Premises resulting therefrom).

11.Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13.Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith. To the extent permitted under Article 33 of the Lease, Tenant may use small quantities of flammable materials for its research and development operations.

14.Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except service animals), birds, bicycles or other vehicles.

15.No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the bulk storage of merchandise (e.g., warehousing), for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

16.Landlord will approve where and how telephone and data cabling and wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17.Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19.Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Santa Clara without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided or such purposes at such times as Landlord shall designate.

21.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23.No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

24.The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

25.Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies, Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

26.Tenant must comply with reasonable requests by Landlord concerning the informing of its employees of items of importance to the Landlord, e.g., compliance with Applicable Law, distribution of life safety information, and the like.

27.Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Without limiting the generality of the foregoing, Tenant, its employees and invitees are prohibited from smoking in the Building or within twenty (20) feet of any entrances to the Building. Landlord reserves the right to designate approved smoking areas within the Project.

28.No Tenant shall install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without prior consent of Landlord except as otherwise agreed in writing. No TV or radio or recorder shall be played in such a manner as to cause a nuisance to any other Tenant.

29.Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas or go upon the roof of the Building, without the prior consent of Landlord.

30.Tenant shall not park or attach any bicycle or motor driven cycle on or to any part of the Premises or Building.

31.Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable, non discriminatory Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, the Building and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E
PARKING RULES
1.Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles, pickup trucks and sport utility vehicles. Tenant and its employees shall park automobiles within the lines of the parking spaces.

2.Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3.Parking stickers and parking cards, if any, shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Landlord may require Tenant and each of its employees to give Landlord a commercially reasonable deposit when a parking card or other parking device is issued. Landlord shall not be obligated to return the deposit unless and until the parking card or other device is returned to Landlord. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4.Unless otherwise instructed, every person using the parking area is required to park and, lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

5.The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

6.Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws, and agreements. Parking area managers or attendants, if any, are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

7.Every driver is required to park his or her own car. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

8.No vehicles shall be parked in the parking areas overnight. The parking area shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

9.Any vehicle parked by Tenant, its employees, contractors or visitors in a reserved parking space or in any area of the parking area that is not designated for the parking of such a vehicle may, at Landlord's option, and without notice or demand, be towed away by any towing company selected by Landlord, and the cost of such towing shall be paid for by Tenant (only for Tenant's vehicles) and/or the driver of said vehicle.

Landlord reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and nondiscriminatory Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord, however, shall apply such Rules and Regulations in a nondiscriminatory manner. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them.

EXHIBIT F
COMMENCEMENT DATE MEMORANDUM
With respect to that certain lease ("Lease") dated August_, 2011 between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and    ("Tenant"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately        rentable square feet of that certain office building located at            , California ("Premises"), Tenant hereby acknowledges and certifies to Landlord as follows:

(1)    Landlord delivered possession of the Premises to Tenant substantially complete on    _

(2)The Lease commenced on ("Commencement Date") and Tenant's obligation to pay Rent commenced on    ("Rent Commencement Date");

(3)	The Premises contain rentable square feet of space; and

(4)Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant's use.

(5)	Tenant's Building Percentage is

(6)	Base Rent Per Month is _

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this day of    _

"Tenant"
By:
Its:

By:
Its:

EXHIBIT G

STANDARDS FOR UTILITIES AND SERVICES

The following Standards for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto:

As long as Tenant is not in default under any of the terms, covenants, conditions, provisions, or agreements of this Lease, Landlord shall:

(a)On Monday through Friday, except holidays, from 7 A.M. to 6 P.M. (and other times for a reasonable additional charge to be fixed by Landlord), ventilate the Premises and furnish air conditioning or heating on such days and hours, when in the judgment of Landlord it may be required for the comfortable occupancy of the Premises. The air conditioning system achieves maximum cooling when the window coverings are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all window coverings in the Premises closed whenever the system is in operation. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of said air conditioning system. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant's adjustment of room thermostats or Tenant's failure to comply with its obligations under this section, including keeping window coverings closed as needed. Such work shall be charged at hourly rates equal to then current journeymen's wages for air conditioning mechanics.

(b)Landlord reserves the right to charge Tenant for the cost to Landlord of providing such after-hours heating and air-conditioning.

(c)Landlord shall furnish to the Premises electric current having the capacities shown on Exhibit G-2. Tenant agrees to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period as additional rent. If a separate meter is not installed, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, as established by an independent licensed engineer. Said estimates to be reviewed and adjusted quarterly. Landlord shall pay the cost of installation of meters with respect to the systems and equipment existing as of the date of this Lease. Tenant shall pay the cost of installation of any meters in connection with any additional systems or equipment added to the Premises after the date of this Lease. Landlord may require the installation of meters with respect to any one or more circuits serving equipment in the Premises other than typical general office equipment and personal computers. Tenant agrees not to use any apparatus or device in, or upon, or about the office portions of the Premises which may in any way increase the amount of such services usually furnished or supplied to said office portions of the Premises, and Tenant further agrees not to connect any apparatus or device with wires, conduits or pipes, or other means by which such services are supplied, for the purpose of using additional or unusual amounts of such services without written consent of Landlord. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation.

(d)Provide chilled water for use in the Existing Supplemental Units not to exceed in the aggregate 100 tons of chilled water capacity for each full floor ofthe Premises; provided that as to any one floor, the amount of chilled water available to Tenant shall not exceed the existing capacity of the chilled water systems serving that floor. The chilled water serving the Existing Supplemental Units shall be separately metered with flow meters and Landlord shall allocate the cost of electrical service necessary to provide chilled water among the users of that chilled water based on those flow meters. The cost of providing chilled water to HVAC systems serving the Common Areas and other areas of the Building and tenant spaces other than supplemental HVAC systems, and the cost of maintaining, repairing and replacing the chiller equipment and connections thereto, shall be included in Operating Expenses. The cost of electrical service to provide chilled water for supplemental HVAC systems in the Premises shall not be included in Operating Expenses . The amount of chilled water allocated to each floor based on the current connected load is shown on Exhibit G-3, attached hereto.

(e)    Water will be available in public areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such.

(f)    Provide basic janitorial service on a five (5) day week basis consistent with the services provided in Comparable Buildings.

(g)Provide non-attended automatic passenger and freight elevator service from the ground floor to the floors on which the Premises are located in common with Landlord and other occupants of the Building and their employees and invitees

(h)Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord's reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord's control.

EXHIBIT G-1

DEDICATED UNITS (EXISTING CONNECTED CRAC AND FAN COILS UNITS IN BLDG. 4655):

5th Floor: 10-7.5 ton Williams AH030; 2- 5 ton McQuays FHZH1S20, 2000 CFM (est. total- 85 tons)

4th Floor: 9-7.5 ton Williams AH030, 3000 CFM; Fed Lab: 1-3ton Trane, BCXC & -6 Ton Trane BCXC (est. total- 76.5 tons)

3nl Floor: 9 -7.5 ton Williams AH030, 3000 CFM (est. total- 67.5 tons)

2nd Floor: 12-7.5 ton Williams AH030; 1-5 ton McQuay FHZH1S20, 2000 CFM (est. total- 95 tons)

1st Floor: 34-7.5 ton Williams AHU030 (est. total- 255 tons)

1st Floor Data Center: 4-22 ton Liebert DH315W CRAC's; (est. total- 88 tons)

1st Floor EBC: 1-8ton CRAC Liebert UH200; 1 -7.5 ton Williams, AH030 (est. total- 15.5 tons)

1st Floor data Center, UPS Room: 2-5 ton Liebert Water Cooled MCD69W3A1-4 (est. total- 10 tons); 2- 88 ton cooling towers feeding only to 1st floor data center (located on ground level ext. bldg)

Disclaimer: These numbers are not verified by a licensed Mechanical Engineer
Note All CFM Capacities are from Factory Reps, not all Fan Coil Units are shimmed for Maximum Capacity. Note all Williams AHOJO, 3000 CFM=7.5 Tons Capacity.
Note all McQuay FHZHJS20, 2000 CFM=5 Tons Capacity.

EXHIBIT G-2

Existing Electrical Capacity by Floor in Bldg. 4655

5th Floor

•	5th Floor North Panel 5DPN1 600 Amp 208/120 Volt 3 Phase 5 Wire.

•	5th Floor North Panel 5LN1 200 Amp 480/277 Volt 3 Phase 4 Wire. Lighting.

•	5th Floor Center Panel 5DPS2 1200 Amp 208/120 Volt 3 Phase 5 Wire.

•	5th Floor Center Panel 5LS2 400 Amp 480/277 Volt 3 Phase 3 Wire.

•	5th Floor South Panei5DPS1600 Amp 208/120 Volt 3 Phase 5 Wire.

•	5th Floor South Pane15LS1200 Amp 480/277 Volt 3 Phase 4 Wire, Lighting.

4th Floor

•	4th Floor North Pane14DPN1600 Amp 208/120 Volt 3 Phase 5 Wire.

•	4th Floor North Panel 4LN1 200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

•	4th Floor Center Panei4DPS21200 Amp 208/120 Volt 3 Phase 5 Wire.

•	4th Floor Center Panel 4LS2 400 Amp 480/277 Volt 3 Phase 3 Wire.

•	4th Floor South Pane14DPS1600 Amp 208/120 Volt 3 Phase 5 Wire.

•	4th Floor South Panel 4LS1 200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

3rd Floor

•	3rd Floor North Panel 3DPN1 600 Amp 208/120 Volt 3 Phase 5 Wire.

•	3rd Floor North Panel 3LN1 200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

•	3rd Floor Center Panel 3DPS2 1200 Amp 208/120 Volt 3 Phase 5 Wire.

•	3rd Floor Center Panel 3LS2 400 Amp 480/277 Volt 3 Phase 3 Wire.

•	3rd Floor South Panei3DPS1 600 Amp 208/120 Volt 3 Phase 5 Wire.

•	3rd Floor South Panel3LS1 200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

2nd Floor

•	2nd Floor North Panel 2DPN1 600 Amp 208/120 Volt 3 Phase 5 Wire.

•	2nd Floor North Panel 2LN1 200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

•	2nd Floor Center Panel 2DPS2 1200 Amp 208/120 Volt 3 Phase 5 Wire.

•	2nd Floor Center Panel 2LS2 400 Amp 480/277 Volt 3 Phase 3 Wire.

•	2nd Floor South Panel2DPS1 600 Amp 208/120 Volt 3 Phase 5 Wire.

•	2nd Floor South Panel2LS1200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

1st Floor

•	1st Floor North Panel1LN1 200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

•	1st Floor North Panel1LN4 400 Amp 480 Volt.

•	1st Floor North Panel1DPN1800 Amp 208/120 Volt

•	1st Floor South Panel1LS1200 Amp 480/277 Volt 3 Phase 4 Wire Lighting.

•	1st Floor South Pane11DPSI 600 Amp 208/120 Volt 3 Phase 5 Wire.

•	1st Floor Data Center Panel EMDP2 800 Amp 480/277 Volt 3 Phase 4 Wire Backed up by 500 KW 480 Volt Generator.

Disclaimer: These numbers are not verified by a Licensed Electrical Engineer Please Note all Capacities are to be calculated at 80% Per NEC Code.

EXHIBIT G-3

4555 GAP Chill Water Capacity & Connected Load

	Existing Connected Tonnage	Future Committed Tonnage By	Tenant Responsibility Tonnage	Comments
1st Floor	270.5	100	170.5	Landlord responsible to deliver 100 tons/floor; does not include data center; Tenant responsible for overage
2nd Floor	95.0	100		Landlord responsible to deliver 100 tons/floor
3rd Floor	67.5	100		Landlord responsible to deliver 100 tons/floor
4th Floor	76.5	100		Landlord responsible to deliver 100 tons/floor
5th Floor	85.0	100		Landlord responsible to deliver 100 tons/floor
6th Floor	52.5	100		Landlord responsible to deliver 100 tons/floor
	647.0	600	170.5

Two existing chillers totaling 617.8 tons available on rooftop.

EXHIBIT H

FORM OF LETTER OF CREDIT

ISSUING BANK:
CITIBANK, N.A.
C/0 IT'S SERVICER, CITICORP NORTH AMERICA, INC.
3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR
TAMPA, FL 33610

BENEFICIARY:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Embarcadero Center, 27th Floor
San Francisco, CA 94111
Attn: PRISA II Asset Manager
LADIES AND GENTLEMEN:
WE HEREBY OPEN IN FAVOR OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, A NEW JERSEY CORPORATION, AND ITS SUCCESSORS (COLLECTIVELY, "BENEFICIARY"), AND FOR THE ACCOUNT OF        , A        , ("ACCOUNT PARTY"), OUR STANDBY IRREVOCABLE TRANSFERABLE LETTER OF CREDIT NO.            (THE "CREDIT") FOR AN AGGREGATE AMOUNT OF    U.S. DOLLARS ($    ,EFFECTIVE IMMEDIATELY AND EXPIRING AT THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC. AT 3800 CITIBANK CENTER,
BUILDING B, 3RD FLOOR, TAMPA, FLORIDA 33610, WITH OUR CLOSE OF BUSINESS ON     , 2011, SUBJECT TO EXTENSION AS PROVIDED BELOW .

FUNDS ARE AVAILABLE AGAINST YOUR SIGHT DRAFT(S) DRAWN ON US, IN THE FORM OF ANNEX 1 ATTACHED HERETO, PURPORTEDLY SIGNED BY THE BENEFICIARY, PRESENTED TO THE OFFICE OF OUR SERVICER, CITICORP NORTH AMERICA, INC. AT 3800 CITIBANK CENTER, BUILDING B, 3RD FLOOR, TAMPA, FLORIDA 33610.

IN ADDITION , PRESENTATION OF SUCH DRAFT MAY ALSO BE MADE BY FAX TRANSMISSION TO FAX NO. 813-604-7187 OR SUCH OTHER FAX NUMBER IDENTIFIED BY CITIBANK IN A WRITTEN NOTICE TO YOU. TO THE EXTENT A PRESENTATION IS MADE BY FAX TRANSMISSION, YOU MUST PROVIDE TELEPHONE NOTIFICATION THEREOF TO CITIBANK (PHONE NO . 866-945-6284) PRIOR TO OR SIMULTANEOUSLY WITH THE SENDING OF SUCH FAX TRANSMISSION AND (II) SEND THE ORIGINAL OF SUCH DRAFT TO CITIBANK BY OVERNIGHT COURIER, AT THE ADDRESS PROVIDED ABOVE FOR PRESENTATION OF DOCUMENTS, PROVIDED HOWEVER, THAT CITIBANK'S RECEIPT OF SUCH TELEPHONE NOTICE OR ORIGINAL DOCUMENTS SHALL NOT BE A CONDITION TO PAYMENT HEREUNDER.

PARTIAL DRAWINGS ARE PERMITTED UNDER THIS CREDIT.

DRAFTS PRESENTED PRIOR TO 10:00 A.M. NEW YORK CITY TIME ON ANY BUSINESS DAY SHALL BE PAID BY BANK CHECK OR WIRE TRANSFER, AT BENEFICIARY'S INSTRUCTION, ON THE SAME BUSINESS DAY. DRAFTS PRESENTED AFTER 10:00 A.M. NEW YORK CITY TIME ON ANY BUSINESS DAY SHALL BE PAID BY BANK CHECK OR WIRE TRANSFER, AT BENEFICIARY'S INSTRUCTION, BY CLOSE OF BUSINESS ON THE NEXT SUCCEEDING BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION TO THE AFORESAID OFFICE.

THIS CREDIT SHALL CONSTITUTE A DIRECT DRAW CREDIT AND YOU SHALL NOT BE REQUIRED TO GIVE NOTICE TO, OR MAKE ANY PRIOR DEMAND OR PRESENTMENT TO ACCOUNT PARTY WITH RESPECT TO THE PAYMENT OF ANY SUM AS TO WIDCH A DRAW IS MADE HEREUNDER.

IT IS A CONDITION OF THE CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY RENEWED WITHOUT NOTICE FOR SUCCESSIVE ONE-YEAR PERIODS FROM THE CURRENT OR ANY FUTURE EXPIRY DATE UNLESS WE NOTIFY THE BENEFICIARY IN WRITING AT LEAST SIXTY (60) DAYS PRIOR TO EACH EXPIRY DATE THAT WE ELECT NOT TO RENEW THE CREDIT FOR ANY SUCH ADDITIONAL PERIOD . ANY SUCH NOTICE SHALL BE SENT VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BENEFICIARY'S ADDRESS SET FORTH ABOVE OR TO SUCH OTHER ADDRESS OF BENEFICIARY AS WE HAVE RECEIVED NOTICE FROM BENEFICIARY SENT TO OUR ____________ OFFICE,__________, ATTN:_____________, ________________, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER AND WE HEREBY WAIVE ANY RIGHT TO DEFER HONORING A DRAFT.

THIS CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANYWAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS CREDIT IS REFERRED TO OR TO WHICH THIS CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT .

ALL THE CHARGES, INCLUDING WITHOUT LIMITATION ANY TRANSFER FEE, SHALL BE ON ACCOUNT OF APPLICANT.

THIS CREDIT IS TRANSFERABLE WITHOUT RESTRICTION OR COST TO BENEFICIARY. IT IS CONDITION OF THIS LETTER OF CREDIT THAT IT IS

TRANSFERABLE AND MAY BE TRANSFERRED IN ITS ENTIRETY, BUT NOT IN PART, AND MAY BE SUCCESSIVELY TRANSFERRED BY YOU OR ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE(S). TRANSFER UNDER THIS LETTER OF CREDIT TO SUCH TRANSFEREE SHALL BE EFFECTED UPON PRESENTATION TO US OF THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS HERETO ACCOMPANIED BY A REQUEST DESIGNATING THE TRANSFEREE IN THE FORM OF ANNEX "A", ATTACHED HERETO, APPROPRIATELY COMPLETED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% (MINIMUM $200.00) ON THE OUTSTANDING AMOUNT OF LETTER OF CREDIT. HOWEVER, ANY TRANSFER OF
THIS LETTER OF CREDIT IS NOT CONTINGENT ON APPLICANT'S ABILITY TO PAY THE TRANSFER FEE.

THIS CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES OF 1998 PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE AND TO THE EXTENT NOT INCONSISTENT THEREWITH SHALL ALSO BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA U .S.A. (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF) INCLUDING, BUT NOT LIMITED TO, ARTICLE 5 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT ON THE DATE OF ISSUANCE OF THIS LETTER OF CREDIT.

ANNEX I
(FORM OF SIGHT DRAFT)

DATE:
AGGREGATE AMOUNT: U.S. DOLLARS________________
TO: [NAME OF ISSUER]
AT SIGHT OF THIS DRAFT, PAY TO THE ORDER OF OURSELVES, THE AGGREGATE AMOUNT OF U.S. DOLLARS _______________(INSERT DOLLAR AMOUNT IN WORDS)________________DRAWN UNDER [NAME OF ISSUER] STANDBY IRREVOCABLE TRANSFER LETTER OF CREDIT NO. ___________________ DATED _________________

[BENEFICIARY] BY:_(SIGNATURE)    _
(PRINT NAME AND TITLE)    _

Annex A
Request for Full Transfer Relinquishing all Rights as Beneficiary

(This form is to be used when the Letter of Credit is to be Transferred in its entirety and , no substitution of invoices is involved and, no rights are to be retained by the undersigned Beneficiary. )

Citicorp North America Inc.,                        Date:
As Servicer for Citibank, N.A.
3800 Citibank Center, Bldg. B, 3rd Fl.
Tampa, FL 33610

Re: L/C No.---------

Issued by: CITIBANK, N.A.

Citibank, N.A. Ref:---------

Gentlemen:

Receipt is acknowledged of the original instrument which you forwarded to us relative to the issuance of a Letter of Credit ( herein called the "Credit" ) bearing your reference number as above in favor of ourselves and/or Transferees and we hereby request you to transfer the said Letter of Credit, in its entirety, to:

whose address is

( Optional ) Please advise Beneficiary through the below indicated Advising Bank:

We are returning the original instrument to you herewith in order that you may deliver it to the Transferees together with your customary letter of transfer.

It is understood that any amendments to the Letter of Credit which you may receive are to be advised by you directly to the Transferees and that the drafts and documents of the Transferees, if issued in accordance with the conditions of the Letter of Credit, are to be forwarded by you directly to the party for whose account the credit was opened (or any intermediary) without our intervention.

( continued on page 2 )

Page 2 Request for Full Transfer Relinquishing all Rights as Beneficiary

Citibank, N.A. reference_______________

We understand that the Transfer charge is 1/4 of 1% on the amount being transferred (minimum $200.00) and in addition thereto we agree to pay to you on demand any expenses that may be incurred by you in connection with this transfer.

____We enclose our check for $_______________ to cover your charges.
( Note :Payment of charges must be in the form of a certified check if not drawn on Citibank, N.A.)

__We authorize you to charge our Citibank N.A. account No_______________

SIGNATURE GUARANTEED    Sincerely yours,

The First Beneficiary's signature(s) with title(s) conforms with that on file with us and such is/are authorized for the execution of this instrument.

________________________________        ________________________________
(Name of Bank)        (Name of First Beneficiary)

________________________________        ________________________________
(Bank Address)        (Telephone Number)

________________________________        ________________________________
(City, State, Zip Code)        (Authorized Name and Title)

________________________________        ________________________________
(Telephone Number)                (Authorized Signature)
________________________________        ________________________________
(Authorized Name and Title)        (Authorized Name and Title)
( If applicable )

________________________________        ________________________________
(Authorized Signature)                (Authorized Signature)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the "Agreement") is entered into as of July_, 2012, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey
corporation ("Landlord"), and AVAYA INC., a Delaware corporation ("Tenant"), with respect to the following facts and circumstances:

A.    Landlord and Tenant have previously entered into that certain Lease Agreement dated as of August 25, 2011 (the "Original Lease") of certain premises more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.    Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

1.The following new Article 58 is hereby added to the Original Lease:

"ARTICLE 58

58.1    Landlord and Tenant agree in good faith, but without legal obligation, to endeavor to implement the Sustainability Management Plan attached hereto as Exhibit I with the aim of reducing energy and water use within the Building and the Premises and reducing and recycling waste. A breach by either Landlord or Tenant of any of the provisions of the Sustainability Management Plan on the part of either Landlord or Tenant to be observed or performed shall not constitute a default under this Lease. Landlord and Tenant further agree that any plans, projects and costs in connection with implementing the Sustainability Management Plan as it relates to the Premises shall be subject to the approval of Landlord and Tenant, and in no event shall a decision be made without consultation and written approvals by both parties unless the matter is required by Applicable Laws."

2.	Exhibit I attached hereto is hereby added to the Original Lease as Exhibit I.

3.	As additional consideration for this Agreement, Tenant hereby certifies that:

(a)The Original Lease (as amended hereby) is in full force and effect.

(b)To Tenant's knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(c)There are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord .

4.Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto . This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord . In the case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

5.	Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement. Landlord and Tenant shall each defend , indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, agent, finder or similar person other than Landlord's Broker and Tenant's Broker. Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party.

6.To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Article 53 of the Original Lease are true and correct as of the date of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

TENANT:

AVAYA INC., a Delaware corporation

By: /s/ Courtney Mezinis
     Courtney Mezinis
Sr. Director – Avaya Global Real Estate

LANDLORD:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA , a New Jersey
corporation

By: /s/ Kristin Paul
     Kristin Paul
Vice President

EXHIBIT I

Avaya Green Lease Program

AVAYA REAL ESTATE SUSTAINABILITY MANAGEMENT PLAN (SMP)

PREMISES: 4555 Great America Parkway Santa Clara, California

General Objectives:

Tenant and Landlord acknowledge their intention to operate the Building and the Premises to provide for:

•	A comfortable, productive and healthy indoor environment.

•	Reduced energy use and reduced production, both direct and indirect.

•	Reduced water use.

•	The effective diversion of construction, demolition and land-clearing waste from landfill and incineration disposal, and the recycling of tenant waste streams.

•	The use of cleaning products certified in accordance with the Management Plan of Green Seal or equivalent Management Plan so as to minimize the adverse effect of cleaning.

•	The facilitation of alternative transportation options for occupants or visitors to the Building.

•	The achievement of such other more specific targets as may be set forth in this Sustainability Management Plan or otherwise set forth in the Lease.

Specific Implementation Goals:

Nothing set forth in the Sustainability Management Plan shall be construed as requiring Landlord or Tenant to take any action that conflicts with laws, codes, rules, orders, ordinances, regulations and requirements of federal, state, county, or municipal authorities pertaining to the Building or the Premises.

Green Cleaning Policy

The Landlord and Tenant shall introduce the use of green cleaning materials, products, equipment, janitorial paper products and trash bags that, at minimum, comply with the Green Cleaning Management Plan and any contracts with janitorial service providers must require that the contractor complies with all applicable elements of the Sustainability Management Plan, including the Green Cleaning Management Plan.
The Green Cleaning Management Plan is as follows:

•	Cleaning products must meet or exceed Green Seal Standard GS-37 or equivalent standard.

•	Disinfectants, metal polish, floor finishes, strippers or other products not addressed by the above standard must meet or exceed Green Seal Standard GS-40 or equivalent standard.

•
Disposal of janitorial paper products and trash bags must meet or exceed the minimum requirements of U .S. EPA Comprehensive Procurement Guidelines for Janitorial Paper and Plastic Trash Can Liners, Green Seal Standard GS-09, Green Seal Standard GS-01 or equivalent standard.

•Hand soaps must meet or exceed Green Seal Standard GS-41 or equivalent standard. Integrated Pest Management
Landlord and Tenant shall use Integrated Pest Management (IPM) techniques, which emphasize preventive measures to minimize the use of chemicals and pesticides and to minimize indoor air quality issues.

Solid Waste Management

Tenant shall comply with the reduction of waste generated by Building occupants that is disposed of in landfills or by incineration. Tenant shall participate in the Building's recycling program and that Tenant shall provide its waste and recycling manifests upon request of Landlord.

Assessment and Reporting

Landlord shall provide Tenant with copies of the following upon written request:

•	ENERGY STAR energy performance rating.

•	Copies of monthly utility bills .

Purchasing Responsibilities

•	Landlord and Tenant shall incorporate their purchasing practices to include more environmentally friendly alternatives:

•
Ongoing consumables that contain recycled materials; rapidly renewable materials; materials that are manufactured, processed, harvested, or extracted within 500 miles of the site; Forest Stewardship Council (FSC)- certified paper products, and batteries that are rechargeable .

•
Furniture that is made from recycled materials; rapidly renewable materials; materials that are manufactured, processed, harvested , or extracted within 500 miles of the site; or Forest Stewardship Council (FSC) wood .

•	Items purchased from local vendors.

Transportation and Community

•	Landlord shall provide bicycle racks for building tenants.

•	Landlord shall provide preferred parking in the garage structure for hybrid/electrical vehicles.

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the "Amendment") is entered into as of March 21, 2013, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New
Jersey corporation ("Landlord"), and AVAYA INC., a Delaware corporation ("Tenant"), with respect to the following facts and circumstances:

A.Landlord and Tenant have previously entered into that certain Lease Agreement dated as of August 25,2011, as amended by a First Amendment to Lease dated July I, 2012 (the "Original Lease"), of certain premises more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

I.	The following new Article 59 is hereby added to the Lease:

"ARTICLE 59.
TENANT'S ROOFTOP RIGHTS

59.1    Right to Install and Maintain Rooftop Equipment. During the Term of this Lease and subject to the terms of this Article 59, Tenant may install on the roof of the Building telecommunications antennae, microwave dishes or other communication equipment, as necessary for the operation of Tenant's business within the Premises, including any cabling or wiring necessary to connect this rooftop equipment to the Premises (collectively, the "Rooftop Equipment"). If Tenant wishes to install any Rooftop Equipment, Tenant shall first notify Landlord in writing, which notice shall fully describe the Rooftop Equipment, including, without limitation, its purpose, weight, size and desired location on the roof of the Building and its intended method of connection to the Premises. All of Tenant's Rooftop Equipment must be located within a total aggregate area not to exceed 4 square feet, at locations reasonably approved by Landlord prior to any installation. Landlord hereby consents to the installation of Rooftop Equipment consisting of one (I) antennae and/or satellite dish (the "Initial Rooftop Equipment"). Landlord also reserves the right to restrict the number and size of dishes, antennae and other Rooftop Equipment in addition to the Initial Rooftop Equipment installed on the roof of the Building in its sole discretion.

Additional Charges for Rooftop Equipment. Tenant will be solely responsible, at Tenant's sole expense, for the installation, maintenance, repair and removal of the Rooftop Equipment, and Tenant shall at all times maintain the Rooftop Equipment in good condition and repair. Commencing on April I, 2013, Tenant shall pay a rental charge for Tenant's right to use the rooftop pursuant to the terms of this Article 59 for the Initial Rooftop Equipment in the amount of $250.00 per month (the "Roof Use Fee") throughout the Term of the Lease whether or not Tenant actual installs

THIRD AMENDMENT TO LEASE

This Third. Amendment to Lease (the "Amendment") is entered into as of September 27, 2013, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,
New Jersey corporation ("Landlord"), and AVA YA INC., a Delaware corporation ("Tenant"), with respect to the following facts and circumstances:

A.Landlord and Tenant have previously entered into that certain Lease Agreement dated as of August 25,2011, as amended by a First Amendment to Lease dated July I, 2012, and a Second Amendment to Lease dated March 21, 2013 (the "Original Lease"), of certain premises more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B.Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

I.    The following new Section 6.8 is hereby added to the Lease:

"6.8    Tenant shall have the right, at Tenant's expense, to provide security personnel in the common lobby area of the Building (the "Lobby Security Personnel") on the terms and conditions provided in this Section 6.8. The Lobby Security Personnel provided by Tenant may only be on duty between the hours of 6:00 a.m. and 6:00p.m. Monday through Friday. Tenant shall be fully responsible for all costs of providing the Lobby Security Personnel. The vendor providing the Lobby Security Personnel must be approved by Landlord, which approval shall not be unreasonably withheld. The Lobby Security Personnel provided by Tenant (a) must comply with the Rules and Regulations and such additional rules and regulations as Landlord may establish from time to time with respect to vendor services, (b) must comply with all Applicable Laws, (c) may not possess firearms and (d) shall not create any material security risk to the Building or materially adversely affect the rights of other tenants in the Project. If at any time Landlord determines that the Lobby Security Personnel are failing to comply with the requirements of this Section 6.8, Landlord may elect to require Tenant to use an alternative vendor to provide the Lobby Security Personnel or Landlord may elect to enter into a direct contract with a vendor to provide the Lobby Security Personnel. If Landlord elects to provide Lobby Security Personnel, the cost of providing that Lobby Security Personnel shall be paid entirely by Tenant within thirty (30) days after Landlord's delivery of an invoice therefor from time to time and Tenant shall not have the right to independently provide Lobby Security Personnel. Landlord may at any time elect to cease to provide the Lobby Security Personnel and, if Landlord makes that election, Tenant shall again have the right to provide Lobby Security Personnel in accordance with this Section 6.8. Landlord shall not be liable in any manner to Tenant or any of its employees agents, contractors, licensees, sublessees, or invitees for any acts (including criminal acts) of others, or for any direct, indirect, or consequential damages, or any injury or damage to, or interference with, Tenant's business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or other loss or damage, bodily injury or death, related to any circumvention or other failure of any access control or security services (including without limitation any Lobby Security Personnel) which Landlord or Tenant elects to provide, or on account of Landlord's or Tenant's election not to provide any access control or security service or services, or for the failure of any access control or security services to prevent bodily injury, death, or property damage, or loss, or to apprehend any person suspected of causing such injury, death, damage or loss."

2.As additional consideration for this Amendment, Tenant hereby certifies to the best of its knowledge that:

(a)The Original Lease (as amended hereby) is in full force and effect.

(b)There are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(c)There are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

3.Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Amendment shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

4.To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Article 53 of the Original Lease are true and correct as of the date of this Agreement.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

TENANT:

AVAYA INC., a Delaware corporation

By: /s/ Safeo Cobeij
Safeo, Cobeij, Senior Director

LANDLORD:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By: /s/ Jeffrey D. Mills
Jeffrey D. Mills
Vice President

EXHIBIT B

Depiction of Subleased Premises/Floor Plan

[See Attached]

EXHIBIT C

Subtenant Improvements